                                                                    EXHIBIT 10.6

                            SECOND AMENDED AND RESTATED

                           LIMITED PARTNERSHIP AGREEMENT

                                         OF

                                 AMERICAN PCS, L.P.

                           A DELAWARE LIMITED PARTNERSHIP

                            dated as of January 9, 1995

                                    by and among

                      AMERICAN PERSONAL COMMUNICATIONS, INC.,

                                  WIRELESSCO, L.P.

                                        and

                            THE WASHINGTON POST COMPANY


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                                 TABLE OF CONTENTS



         SECTION 1 THE PARTNERSHIP ...................................... 7

              1.1  Continuation ......................................... 7
              1.2  Name ................................................. 7
              1.3  Purpose............................................... 7
              1.4  Principal Executive Office............................ 7
              1.5  Term ................................................. 8
              1.6  Filings; Agent for Service of Process................. 8
              1.7  Title to Property..................................... 8
              1.8  Payments of Individual Obligations.................... 8
              1.9  Independent Activities................................ 8
              1.10 Definitions........................................... 9
              1.11 Additional Definitions............................... 26
              1.12 Terms Generally...................................... 28

         SECTION 2 PERCENTAGE INTERESTS; PARTNERS' CAPITAL CONTRIBUTIONS;
                   WIRELESSCO FINANCING OBLIGATIONS......................28

              2.1  Percentage Interests; Preservation of Percentages of
                     Interests Held as General Partners and as Limited
                     Partners............................................28
              2.2  Partners' Previous Capital Contributions..............29
              2.3  Additional Capital Contributions During Initial
                     Five-Year Period....................................30
              2.4  Financing Obligations of WirelessCo...................33
              2.5  Other Additional Capital Contributions................35
              2.6  Partnership Funds.....................................36
              2.7  Partner Loans; Other Borrowings.......................36
              2.8  Other Matters.........................................37

         SECTION 3 ALLOCATIONS...........................................38

              3.1  Profits...............................................38
              3.2  Losses ...............................................38
              3.3  Special Allocations...................................39
              3.4  Curative Allocations..................................41
              3.5  Loss Limitation.......................................42
              3.6  Other Allocation Rules................................42
              3.7  Tax Allocations:  Code Section 704(c).................42

         SECTION 4 DISTRIBUTIONS.........................................43

              4.1  Available Cash........................................43
              4.2  Amounts Withheld......................................44

         SECTION 5 MANAGEMENT............................................44

              5.1  Authority of the Managing Partner.....................44
              5.2  Business Plan and Annual Budget.......................45
              5.3  Employees.............................................47
              5.4  Limitation of Agency..................................48
              5.5  Liability of Partners.................................48
              5.6  Indemnification.......................................48
              5.7  Temporary Investments.................................50
              5.8  Unanimous Consent of Partners.........................50

         SECTION 6 PARTNERSHIP OPPORTUNITIES; CONFIDENTIALITY............50

              6.1  Engaging in Wireless Businesses.......................50
              6.2  Enforceability and Enforcement........................51
              6.3  General Exceptions to Section 6.1.....................51
              6.4  Freedom of Action.....................................54
              6.5  Confidentiality.......................................54

         SECTION 7 ROLE OF EXCLUSIVE LIMITED PARTNERS....................56

         SECTION 8 TRANSACTIONS WITH PARTNERS; CERTAIN
                    ADDITIONAL AGREEMENTS................................56

              8.1  Transactions with Partners............................56
              8.2  Additional Agreements of the Partners.................58
              8.3  Additional Agreements of APC..........................59
              8.4  Effect of Breach......................................60

         SECTION 9 REPRESENTATIONS AND WARRANTIES........................60

              9.1  Representations and Warranties of the Partners........60
              9.2  Representations and Warranties of APC Regarding the
                    Existing Business....................................62
              9.3  Liability for Breach..................................65

         SECTION 10     ACCOUNTING, BOOKS AND RECORDS....................65

              10.1 Accounting, Books and Records.........................65

              10.2 Reports...............................................66
              10.3 Tax Returns and Information...........................67
              10.4 Proprietary Information...............................68

         SECTION 11     ADVERSE ACT......................................69

              11.1 Remedies..............................................69
              11.2 Adverse Act Purchase..................................70
              11.3 Net Equity............................................72
              11.4 Gross Appraised Value.................................72
              11.5 Extension of Time.....................................73

         SECTION 12     DISPOSITIONS OF INTERESTS........................74

              12.1 Restriction on Dispositions...........................74
              12.2 Permitted Transfers...................................74
              12.3 Conditions to Permitted Transfers.....................74
              12.4 Right of First Refusal................................77
              12.5 Tagalong Right of Certain Partners....................79
              12.6 Prohibited Dispositions...............................80
              12.7 Representations Regarding Transfers...................80
              12.8 Distributions and Allocations in Respect of
                    Transferred Interests................................80

         SECTION 13     CONVERSION OF INTERESTS..........................81

              13.1 Conversion of WirelessCo Interest.....................81
              13.2 Termination of Status as General Partner..............81
              13.3 Restoration of Status General Partner.................82

         SECTION 14     DISSOLUTION AND WINDING UP.......................82

              14.1 Liquidating Events....................................82
              14.2 Winding Up............................................83
              14.3 Compliance With Certain Requirements of Regulations;
                        Deficit Capital Accounts.........................85
              14.4 Deemed Distribution and Recontribution................85
              14.5 Rights of Partners....................................85
              14.6 Notice of Dissolution.................................86
              14.7 Buy/Sell Arrangements.................................86

         SECTION 15     MISCELLANEOUS....................................88

              15.1 Notices...............................................88
              15.2 Binding Effect........................................88
              15.3 Construction..........................................88
              15.4 Time..................................................88
              15.5 Table of Contents; Headings...........................88
              15.6 Severability..........................................89
              15.7 Incorporation by Reference............................89
              15.8 Further Action........................................89
              15.9 Governing Law.........................................89
              15.10 Waiver of Action for Partition; No Bill For
                      Partnership Accounting.............................89
              15.11 Counterpart Execution................................89
              15.12 Sole and Absolute Discretion.........................90
              15.13 Specific Performance.................................90
              15.14 Entire Agreement.....................................90
              15.15 Limitation on Rights of Others.......................90
              15.16 Waivers; Remedies....................................90
              15.17 Jurisdiction; Consent to Service of Process..........90
              15.18 Waiver of Jury Trial.................................91

                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                              AMERICAN PCS, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP
                         ------------------------------


          This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT is entered into as of the 9th day of January, 1995, by and among American Personal Communications, Inc., a Delaware corporation ("APC"), as a General Partner and a Limited Partner, WirelessCo, L.P., a Delaware limited partnership ("WirelessCo"), as an Exclusive Limited Partner, and The Washington Post Company, a Delaware corporation (the "Post"), as an Exclusive Limited Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act.


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, APC and the Post entered into that certain Limited Partnership Agreement, dated as of September 20, 1990 (the "Original Agreement"), pursuant to which American PCS, L.P. (the "Partnership") was formed by the filing of a certificate of limited partnership with the Secretary of State of Delaware;

          WHEREAS, APC and the Post amended the Original Agreement pursuant to that certain Amended and Restated Limited Partnership Agreement of American PCS, L.P., dated as of October 29, 1990, which Amended and Restated Limited Partnership Agreement was further amended by that certain Amendment No. 1, dated as of July 1, 1992, to First Amended and Restated Limited Partnership Agreement of American PCS, L.P., and that certain Amendment No. 2, dated as of January 8, 1995, to First Amended and Restated Limited Partnership Agreement of American PCS, L.P.;

          WHEREAS, pursuant to that certain Purchase and Sale Agreement Regarding American PCS, L.P. of even date herewith among APC, WirelessCo and the Post (the "Purchase Agreement"), the Post has conveyed 49/70 of its interest in the Partnership to WirelessCo and 19.5/70 of its interest in the Partnership to APC and, as a result thereof, the Post's interest in the Partnership has been reduced to 1.5%; and

          WHEREAS, APC, WirelessCo and the Post wish to continue the Partnership and to amend and restate the agreement governing the Partnership;

          NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the sufficiency of which hereby are acknowledged, and in order to set forth the respective rights, obligations, and interests of the parties to one another, the parties, intending to be legally bound, hereby agree as follows:



                                   SECTION 1
                                THE PARTNERSHIP

           1.1  Continuation.
                ------------

          The Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act for the purposes and upon the terms and conditions set forth in this Agreement.

           1.2  Name.
                ----

          The name of the Partnership shall continue to be American PCS, L.P., and all business of the Partnership shall be conducted in such name or, in the discretion of the Managing Partner, under any other names (but excluding a name that includes the name of a Partner unless such Partner has consented thereto).

           1.3  Purpose.
                -------

          (a) Subject to, and upon the terms and conditions of this Agreement, the purposes and business of the Partnership shall be to hold the Washington-Baltimore MTA Block "A" 30 MHz PCS license (the "License") and to build out, own, operate and maintain a PCS system in the Washington-Baltimore MTA under the License.

          (b) The Partnership shall have all the powers now or hereafter conferred by the laws of the State of Delaware on limited partnerships formed under the Act and, subject to the limitations of this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purposes of the Partnership. Without limiting the generality of the foregoing, and subject to the terms of this Agreement, the Partnership may enter into, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions that may be necessary or appropriate to carry out its purposes and conduct its business.

           1.4  Principal Executive Office.
                --------------------------

          The principal executive office of the Partnership shall be located in such place as is determined by the Managing Partner, and the Managing Partner may change the location of the principal executive office of the Partnership to any other place within or without the State of Delaware upon ten (10) Business Days' prior notice to each of the Partners, provided that such principal
                                            --------
executive office shall be located in the United States. The Managing Partner may establish and maintain such additional offices and places of business of the Partnership, within or without the State of Delaware, as it deems appropriate.

           1.5  Term.
                ----

          The term of the Partnership shall continue until the completion of the winding up, liquidation and business of the Partnership following a Liquidating Event, as provided in Section 14.

           1.6  Filings; Agent for Service of Process.
                -------------------------------------

          (a) Promptly following the execution of this Agreement, APC shall cause to be filed in the office of the Secretary of State of Delaware any amendment to the Partnership's certificate of limited partnership required to be filed pursuant to Section 17-201 of the Act (the "Certificate"). The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware. The General Partner shall cause additional amendments to the Certificate to be filed whenever required by the Act. Each of the Partners shall be provided with a copy of each document filed or recorded as contemplated by this Section 1.6 promptly following the filing or recording thereof.

          (b) The General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions that may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

          (c) The registered agent for service of process on the Partnership shall be The Corporation Trust Company or any successor as appointed by the Managing Partner in accordance with the Act. The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

           1.7  Title to Property.
                -----------------

          No Partner shall have any ownership interest or right in its individual name in any real or personal property owned, directly or indirectly, by the Partnership, and each Partner's Interest shall be personal property for all purposes. The Partnership shall hold all of its real and personal property in the name of the Partnership or its nominee and not in the name of any Partner.

           1.8  Payments of Individual Obligations.
                ----------------------------------

          The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for, or in payment of, any individual obligation of any Partner.

           1.9  Independent Activities.
                ----------------------

          Each Partner and any of its Affiliates shall be required to devote only such time to the affairs of the Partnership as such Partner determines in its sole discretion may be necessary to manage and operate the Partnership to the extent contemplated by this Agreement, and each such Person, except as expressly provided herein, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

           1.10 Definitions.
                -----------

          Capitalized words and phrases used in this Agreement have the following meanings:

          "Act" means the Delaware Revised Uniform Limited Partnership Act, as set forth in Del. Code Ann. tit. 6, (S)(S) 17-101 to 17-1109.

          "Accountants" means, as of any time, such firm of nationally recognized independent certified public accountants that, as of such time, has been appointed by the Managing Partner as the accountants for the Partnership.

          "Additional Capital Contributions" means, with respect to each Partner, as applicable, the Capital Contributions made by such Partner (or such Partner's predecessor in interest) pursuant to (or as described in) Sections 2.2(b), 2.3, 2.4, 2.5 and 6.1(b) reduced by the amount of any liabilities of such Partner assumed by the Partnership in connection with such Capital Contributions or which are secured by any property contributed by such Partner as a part of such Capital Contributions. In the event all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Additional Capital Contributions of the transferor to the extent they relate to the Transferred Interest.

          "Additional Contribution Agreement" means a contribution agreement pursuant to which a Partner makes an Additional Capital Contribution to the Partnership pursuant to Section 2.5(b), the terms of which have been approved by the written consent of all Partners.

          "Adjusted Capital Account Deficit" means, with respect to any Exclusive Limited Partner, the deficit balance, if any, in such Exclusive Limited Partner's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which such Exclusive Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
                  -  -                     -  -                        -  -
the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations
                                                        -
and shall be interpreted consistently therewith.

          "Adverse Act" means, with respect to each Partner, as applicable, the occurrence of any of the following:

          (i) (A) WirelessCo failing to make a required Additional Capital Contribution under Section 2.3(b) or to fulfill its financing obligation under
Section 2.4, or (B) APC or WirelessCo failing to make a required Additional Capital Contribution under the first sentence of Section 6.1(b), in either case within ten (10) days following its receipt of written notice from any other Partner that it has failed to satisfy its obligations under such Section;

          (ii) Such Partner Disposes, or has Disposed of, all or any part of its Interest except as required or permitted by this Agreement; provided, however,
                                                            --------  -------
that no Adverse Act shall be deemed to have occurred until thirty (30) days following the involuntary encumbrance of all or any part of such Interest if during such thirty (30) day period the affected Partner acts diligently to, and prior to the end of such thirty (30) day period does, remove any such encumbrance, including effecting the posting of a bond to prevent foreclosure where necessary;

          (iii) Such Partner commits, or has committed, a material breach of any covenant contained in this Agreement (other than as otherwise expressly enumerated in this definition) or a material default on any obligation provided for in this Agreement (other than as otherwise expressly enumerated in this definition) and such breach or default continues for thirty (30) days after the date written notice thereof has been given to such Partner by any other Partner; provided that if such breach or default is not a failure to pay money and is of
- - --------
such a nature that it cannot reasonably be cured within such thirty (30) day period, but is curable and such Partner in good faith begins efforts to cure it within such thirty (30) day period and continues diligently to do so, such Partner shall have a reasonable additional period thereafter to effect the cure (which shall not exceed an additional ninety (90) days unless otherwise approved by the Managing Partner in accordance with Section 8.2(b)); and provided further
                                                                -------- -------
that if, within thirty (30) days after the date written notice of such breach or default has been given to such Partner, such Partner delivers written notice (the "Contest Notice") to each other Partner that it contests such notice of breach or default, such breach or default shall not constitute an Adverse Act unless and until (and assuming that such breach or default has not theretofore been cured in full and that any applicable cure period has expired) there is a Final Determination that such Partner's actions or failures to act constituted such a breach or default; and provided further that (A) this clause (iii) shall
                              -------- -------
not apply in the event of a breach of Section 8.2(a) hereof, which breach shall constitute an Adverse Act (if at all) pursuant to clause (vi) below and (B) this clause (iii) shall not apply in the event of a breach of Section 8.2(e), which breach shall constitute an Adverse Act (if at all) pursuant to clause (viii) below;

          (iv) The Bankruptcy of such Partner (excluding any Special Limited Partner) or the occurrence of any other event which would permit a trustee or receiver to acquire control of the affairs or assets of such Partner (excluding any Special Limited Partner);

          (v) An IXC Transaction occurs, or has occurred and is continuing, with respect to such Partner;

          (vi) The occurrence of, or the existence of, any event with respect to such Partner (A) that causes such Partner or the Partnership to become a BOC or
(B) that causes the Partnership to become a BOC Affiliated Enterprise or an entity subject to any restriction or limitation under Section II of the MFJ, provided, however, that (x) in the case of an event specified in clause (B)
- - -------- --------
above, such event must have a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of the Partnership and (y) no Adverse Act shall be considered to have occurred if such Partner has taken actions which have cured the event that would otherwise have constituted an Adverse Act under clause (B) of this clause (vi) within ninety
(90) days following its receipt of notice from any other Partner of the occurrence of such event; and provided further that if, within ninety (90) days
                              -------- -------
after the date written notice of such occurrence has been given to such Partner, such Partner delivers a Contest Notice to each other Partner that it contests such occurrence (or contests whether such occurrence constitutes an Adverse Act under this clause (vi)), such occurrence shall not constitute an Adverse Act unless and until (and assuming that such event has not theretofore been cured in full) there is a Final Determination that such occurrence constitutes an Adverse Act under this clause (vi);

          (vii) The occurrence of a Change in Control of such Partner without the prior written consent of all Group Partners, provided that the occurrence of
                                                 --------
a Change in Control of such Partner prior to the date occurring 180 days following the Initial Buildout Completion Date shall constitute an Adverse Act unless consented to by all Partners;

          (viii)  APC or WirelessCo commits, or has committed, a breach of
Section 8.2(e); or

          (ix) Such Partner otherwise causes a dissolution of the Partnership in contravention of the terms of this Agreement (other than solely by reason of the Bankruptcy of such Partner).

          An "Adverse Partner" is any Partner with respect to which an Adverse Act has occurred.

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. No partner of WirelessCo shall be deemed an Affiliate of WirelessCo unless such partner, together with its Controlled Affiliates, owns seventy-five percent (75%) or more of the voting percentage interests of WirelessCo.

          "Agreement" or "Partnership Agreement" means this Second Amended and Restated Limited Partnership Agreement, including all Schedules hereto, as amended from time to time.

          "Allocation Year" means (i) the period commencing on the effective date of this Agreement and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or
(iii) any portion of the period described in clauses (i) or (ii) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss or deduction pursuant to Section 3. An Allocation Year shall end on each date on which a recalculation of Percentage Interests is made pursuant to Section 2.5(a)(ii), and a new Allocation Year shall begin on the subsequent day.

          "APC Preferred Capital" means the remainder, if any, of (i) the aggregate Additional Capital Contributions made by APC pursuant to Section 2.3(c)(iii) minus (ii) the cumulative amount of money distributed to APC pursuant to Section 4.1(b). If all or any portion of APC's Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the APC Preferred Capital to the extent it relates to the Transferred Interest.

          "Available Cash" means as of any date the cash of the Partnership as of such date less such portion thereof as the Managing Partner determines to reserve for Partnership expenses, debt payments, capital improvements, replacements, and contingencies.

          "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due (other than any obligation of such Person to make Capital Contributions under this Agreement), or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

          "BOC" means "BOC" or "Bell Operating Companies" as defined in Section IV.C of the MFJ.

          "BOC Affiliated Enterprise" has the same meaning as the term "affiliated enterprise" as used with respect to "BOC" or "Bell Operating Companies" in Section II.D of the MFJ.

          "Business Day" means a day of the year on which banks are not required or authorized to close in the State of New York.

          "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 or Section 3.4, and the amount of any Partnership liabilities which are assumed by such Partner or secured by any Property distributed to such Partner as permitted by this Agreement. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or a Partner related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital
                                      -
Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).
                                                         -  -

          (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed or deemed to be distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 or
Section 3.4, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

          (iii) In the event all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

          (iv) In determining the amount of any liability for purposes of the definitions of "Additional Capital Contributions" and "Original Capital Contribution" and subparagraphs (i) and (ii) of this definition of "Capital Account," there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the Managing Partner may make such modification, provided that it
                                                              --------
is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 14 upon the dissolution of the Partnership. The Managing Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event
                  -
unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). Any action permitted to be taken by the Managing Partner under this paragraph shall require the prior written consent of all Partners.

          "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed or deemed to be contributed to the Partnership with respect to the Interest held by such Partner.

          "Carrier" has the meaning set forth in the definition of "IXC" below.

          "Change in Control" means, with respect to any Partner that has a Parent other than itself, such Partner's ceasing to be a Subsidiary of any Parent of such Partner. With respect to APC, a "Change in Control" shall be deemed to occur if fifty percent (50%) or more of the outstanding voting securities of APC are owned by Persons other than (i) the current stockholders of APC and their immediate families, (ii) Persons who currently are officers or directors of APC or the Partnership and their immediate families, and (iii) trusts solely for the benefit of any of the foregoing Persons or any nonprofit organization, provided that Persons described in clauses (i) and (ii) above
              --------
retain voting control over such securities.

          "Chief Executive Officer" means the chief executive officer of the Partnership, including any interim chief executive officer.

          "Code" means the Internal Revenue Code of 1986.

          "Comcast" means Comcast Telephony Services, a Delaware general partnership.

          "Consumer Price Index" means the Consumer Price Index "All Urban
Consumers: U.S. city average, all items" (1982-1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any equivalent successor or substitute index selected by the Managing Partner and published by the Bureau of Labor Statistics or a successor or substitute governmental agency selected by the Managing Partner.

          "Contest Notice" has the meaning set forth in clause (iii) of the definition of "Adverse Act."

          "Controlled Affiliate" of any Person means any Parent of such Person and each Subsidiary of such Parent. As used in Sections 6, 8.1(b), 8.2(a), 8.2(b), 8.2(c) and 8.2(d) the term "Controlled Affiliate" shall also include any Affiliate of a Person that such Person or any Parent of such Person can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by such Section, whether through ownership of voting securities, contractually or otherwise. As used in
Section 12.4, the term "Controlled Affiliate" shall also include any Affiliate of a Person that such Person or any Parent of such Person can directly or indirectly unilaterally cause to take or refrain from taking any action regarding the Partnership, whether through ownership of voting securities, contractually or otherwise. Except solely for purposes of Sections 6.1, 6.2 and
6.3 under which Controlled Affiliate shall include, with respect to WirelessCo, any general partner of WirelessCo for so long as it is a general partner of WirelessCo, no partner of WirelessCo shall be deemed a Controlled Affiliate of WirelessCo unless such partner, together with its Controlled Affiliates, owns seventy-five percent (75%) or more of the voting percentage interests of WirelessCo.

          "Debt" means (i) any indebtedness for borrowed money or deferred purchase price of property as evidenced by a note, bond, or other instrument,
(ii) obligations to pay money as lessee under capital leases, (iii) obligations to pay money secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Partnership whether or not the Partnership has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement (the principal amount of such obligation shall be deemed to be the notional principal amount on which such swap is based), and (v) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) and (iv) above, provided that Debt shall not include obligations in respect of any accounts
- - --------
payable that are incurred in the ordinary course of the Partnership's business and are not delinquent or are being contested in good faith by appropriate proceedings.

          "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal
                    --------  -------
income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Partner.

          "Dispose" (including its correlative meanings, "Disposed of", "Disposition" and "Disposed"), with respect to any Interest means to Transfer, pledge, hypothecate or otherwise dispose of such Interest, in whole or in part, voluntarily or involuntarily, except by operation of law in connection with a merger, consolidation or other business combination of the Partnership and except that such term shall not include any pledge or hypothecation of, or granting of a security interest in, an Interest that is approved by the Managing Partner in connection with any financing obtained on behalf of the Partnership, or that otherwise is permitted under the terms of this Agreement.

          "ESMR" means any commercial mobile radio service, and the resale of such service, authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "Exclusive Limited Partner" means any Limited Partner that is not also a General Partner.

          "Existing Business" means the License and the activities conducted prior to the date of this Agreement by APC in the establishment of the business to be operated by the Partnership, including the assets identified on Schedule 1.10(a) hereto, but excluding those assets transferred by the Partnership pursuant to Section 9.14 of the Purchase Agreement and those activities specifically contemplated as not constituting a part of the Existing Business under Section 10.14 of the Purchase Agreement.

          "Experimental Licenses" means the experimental authorizations issued by the FCC to the Partnership or APC (including the experimental licenses issued to APC on February 23, 1990, and July 31, 1990) for purposes of constructing, owning and operating experimental PCS systems.

          "FCC" means the Federal Communications Commission.

          "FCC Approval" means the consent or approval of the FCC in connection with the operation of the provisions of this Agreement, which approval shall be deemed to have been received upon the issuance of any FCC order or ruling, or the failure by the FCC to take any action within applicable time periods, regardless of whether any period for reconsideration has expired or whether any period for seeking judicial review of such FCC action or inaction has expired or whether any such review is pending; provided if any Governmental Authority has
                                    --------
issued a stay or injunction with
respect to the operation of a provision of this Agreement, FCC Approval shall not be deemed to have been received for so long as such stay or injunction is in effect.

          "FCC Payments" means the payments (including principal and interest) to be made by the Partnership to the FCC in payment for the License (it being understood that FCC Payments shall not include any costs incurred by the Partnership in defending or otherwise maintaining the License).

          "FCC Principal Payments" means the amount of the FCC Payments attributable to the principal portion thereof.

          "FCC Interest Payments" means the amount of the FCC Payments attributable to the interest portion thereof.

          "Final Determination" means (i) a determination set forth in a binding settlement agreement between the Partnership and the Partner alleged to have committed the Adverse Act, which settlement agreement has been approved by the Managing Partner in accordance with Section 8.2(b), or (ii) a final judicial determination, not subject to further appeal, by a court of competent jurisdiction.

          "Fiscal Year" means (i) the period commencing on the date of this Agreement and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1, and ending on December 31, or (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Partners pursuant to Section 14.2.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "General Partner" means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not, at any given time, ceased to be a General Partner pursuant to the terms of this Agreement. Unless the context indicates otherwise, "General Partner" also shall mean all such Persons.

          "Governmental Authority" means any foreign, federal, state or local court, administrative agency, board, bureau or commission or other governmental department, authority or instrumentality.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the Managing

Partner in accordance with Section 8.2(b); provided, however, that the Gross
                                           -------- --------
Asset Value of each asset deemed contributed to the Partnership for federal income tax purposes as a result of the deemed termination of the Partnership pursuant to Code Section 708(b)(1)(b) caused by the sale of a portion of the Post's interest to APC and WirelessCo shall be that asset's adjusted basis for federal income tax purposes in the hands of the contributing Partner on the date of such deemed contribution;

          (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their gross fair market value, as determined by the Managing Partner as of the following times: (A) the acquisition of an Interest by any new Partner in exchange for more than a de minimis Capital Contribution; (B) the
                            ----------
distribution by the Partnership to a Partner of more than a de minimis amount of
                                                            ----------
Property as consideration for an Interest; (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (D) the recalculation of Percentage Interests pursuant to Section 2.5(a)(ii) as of the Optional Funding Date with respect to which such recalculation is made; and
(E) the conversion of a General Partner to an Exclusive Limited Partner if, and only if, in the judgment of the Managing Partner such adjustment would either cause the Person who is being converted to an Exclusive Limited Partner to have a deficit balance in its Capital Account or an increase the amount of such a deficit balance;

          (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the distributee and the Managing Partner in accordance with Section 8.2(b);

          (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the
                                                 -
definition of "Profits" and "Losses" and Section 3.3(g); provided, however, that
                                                         --------  -------
Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the Managing Partner determines that an adjustment pursuant to subparagraph (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Group Partner" means any Partner other than a Special Limited
Partner.

          "Initial Buildout Completion Date" means the earlier to occur of (i) December 14, 1997 or (ii) the date on which the Partnership has fully satisfied the construction requirements applicable to the five-year buildout period specified in Section 24.203(a) of the FCC rules and regulations and has filed with the FCC appropriate documentation demonstrating its compliance with such requirements pursuant to
Section 24.203(c) of the FCC rules and regulations.

          "Initial Buildout Period" means the period from the date hereof until the Initial Buildout Completion Date.

          "Initial Five-Year Period" means the period from the date of this Agreement through the fifth anniversary of the date of this Agreement.

          "Intermediate Subsidiary" means, with respect to any Parent of a Partner, a Subsidiary of such Parent that holds a direct or indirect equity interest in such Partner.

          "Interest" means, as to any Partner, all of the interests of such Partner in the Partnership, including any and all benefits to which the holder of an interest in the Partnership may be entitled as provided in this Agreement and under the Act, together with all obligations of such Partner to comply with the terms and provisions of this Agreement.

          "IXC" means each of AT&T Corp., MCI Communications Corporation and British Telecommunications plc (each, a "Carrier") and each of their respective Affiliates.

          "IXC Transaction" means, with respect to any Partner, that (i) an IXC has become the beneficial owner of an equity interest in such Partner or an equity interest in any Intermediate Subsidiary (other than a Publicly Held Intermediate Subsidiary) of any Parent of such Partner, (ii) an IXC has become the beneficial owner of securities representing fifteen percent (15%) or more of the voting power of the outstanding voting securities of any Parent of such Partner or any Publicly Held Intermediate Subsidiary of such Parent, and, if such Parent or Publicly Held Intermediate Subsidiary is subject to a State Statute or has a shareholder rights plan, such Parent or Publicly Held Intermediate Subsidiary or the board of directors or other governing body of such Parent or Publicly Held Intermediate Subsidiary has approved such beneficial ownership or otherwise has taken action to waive any applicable restrictions with respect to such ownership under any State Statute or to permit the exercise by the IXC of its rights under any shareholder rights plan, (iii) an IXC has become the beneficial owner of securities representing twenty-five percent (25%) or more of the voting power of the outstanding voting securities of any such Parent or Publicly Held Intermediate Subsidiary, provided that, if
                                                             --------
such IXC is an Affiliate of a Carrier, such Affiliate has identified a Carrier as a Person controlling such Affiliate either (a) pursuant to General Instruction C to Schedule 13D, in a Schedule 13D (filed with the Securities and Exchange Commission in accordance with Section 13(d) of the Securities Exchange Act of 1934) or (b) pursuant to General Instruction C to Schedule 14D-1, in a
Schedule 14D-1 (filed with the Securities Exchange Commission in accordance with
Section 14(d) of the Securities Exchange Act of 1934), (iv) any such Parent or Publicly Held Intermediate Subsidiary has sold or issued beneficial ownership in any equity interest in such Parent or Publicly Held Intermediate Subsidiary to an IXC or granted to an IXC any rights with respect to the governance of such Parent or Publicly Held Intermediate Subsidiary that are not possessed generally by the owners of outstanding equity interests in such Parent or Publicly Held Intermediate Subsidiary; or (v) such Partner has otherwise become an Affiliate of an IXC. Solely for the purposes of this definition, the terms "beneficial owner" and "beneficial ownership" shall have the same meaning as in Rule 13d-3 under the Securities Exchange Act of 1934.

          "Letters of Credit" means the irrevocable letters of credit provided to WirelessCo by each partner of WirelessCo pursuant to Section 2.3(b)(ii) of the Agreement of Limited Partnership of WirelessCo, L.P., dated as of October 24, 1994.

          "Licensed Rights" means rights to use Technical Information that have been licensed to the Partnership.

          "Lien" means any lien, pledge, claim, encumbrance, mortgage or security interest in real or personal property.

          "Limited Partner" means any Person (i) who is referred to as such in the first paragraph of this Agreement or who has become a substitute Limited Partner pursuant to the terms of this Agreement, and (ii) who, at any given time, holds an Interest. "Limited Partners" means all such Persons.

          "Managing Partner" means the General Partner that will conduct the business and affairs of the Partnership pursuant to Section 5.1. From the date of this Agreement until the last day prior to the beginning of the WirelessCo Majority Period, APC shall be the Managing Partner, and thereafter, subject to FCC Approval, if required, WirelessCo shall be the Managing Partner; provided
                                                                     --------
that APC shall continue to serve as Managing Partner until all required FCC Approvals relating to WirelessCo becoming Managing Partner have been received.

          "MFJ" means the Modification of Final Judgment agreed to by the American Telephone and Telegraph Company and the U.S. Department of Justice and approved by the U.S. District Court for the District of Columbia on August 24, 1982, as reported in United States v. Western Electric Company, Inc., et al.,
                     ------------------------------------------------------
552 F. Supp. 131 (D.D.C. 1982), aff'd sub nom Maryland v. United States, 460
                                              -------------------------
U.S. 1001 (1983) and any subsequent orders or amendments issued in connection therewith. Any reference in this Agreement to Section II of the MFJ shall also include any subsequent statute, rule, regulation, order or decree which modifies or supersedes Section II of the MFJ (or any material portion thereof) and imposes any restriction(s) substantially similar to any of the material restrictions imposed by Section II of the MFJ.

          "MTA" means a Major Trading Area as defined in FCC rules to be codified at 47 C.F.R. (S) 24.13.

          "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          "Original Capital Contribution" means, with respect to each Partner, the Capital Contribution made by such Partner (or its predecessor in interest) as described in Section 2.2(a). In the event all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Original Capital Contribution of the transferor to the extent it relates to the transferred Interest.

          "Parent" means (i) with respect to WirelessCo (and its Controlled Affiliates (other than such Parent)), WirelessCo, (ii) with respect to APC (and its Controlled Affiliates (other than such Parent)), APC, and (iii) with respect to the Post (and its Controlled Affiliates (other than such Parent)) the Post. With respect to any other Person hereafter admitted to the Partnership as a Partner, the Parent with respect to such Partner shall be the Person identified as such in a Schedule to be attached to this Agreement in connection with the admission of such Partner. In the event of a Permitted Transfer, the new Parent of the applicable Partner immediately following such Permitted Transfer will be the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act")) of such Partner (or such Partner if it is its own ultimate parent entity); provided that if such ultimate parent entity
                                    --------
is not a Publicly Held Person then the next highest corporate entity in the ownership chain from such ultimate parent entity to and including such Partner which is a Publicly Held Person shall be deemed to be the new Parent. If there is no intermediate Publicly Held Person or if the ultimate parent entity is an individual, the Parent shall be the highest entity in the ownership chain from the ultimate parent entity to and including such Partner which is not an individual. For purposes of the definition of Controlled Affiliate, the Parent of a Person that is neither a Partner nor a Controlled Affiliate of a Partner is the ultimate parent entity (as determined in accordance with the HSR Act) of such Person.

          "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

          "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

          "Partners" means all General Partners and all Limited Partners. "Partner" means any one of the Partners.

          "Partnership" means American PCS, L.P., a Delaware limited partnership, the partnership continued pursuant to this Agreement, and any partnership continuing the business of the Partnership in the event of dissolution as provided herein.

          "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

          "PathGuard Technology" means that technology, sometimes known for non-commercial purposes as the F.A.S.T. Technology, that is the subject of Application Number 07/874,370 filed on April 27, 1992, in the United States Patent and Trademark Office by J. Barclay Jones, together with any other proprietary rights required in order to utilize such technology (such as copyrights in software and the like).

          "PCS" means a radio communications system authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "PCS Auction" means the series of simultaneous multiple round auctions for broadband PCS licenses to be conducted by the FCC under the authority of
Section 309(j) of the Communications Act of 1934, 47 U.S.C. (S) 309(j) (1993), in accordance with the rules promulgated thereunder by the FCC.

          "Percentage Interest" means, with respect to APC, WirelessCo and the Post, 49.5%, 49.0% and 1.5%, respectively; provided that such Percentage
                                           --------
Interests may be adjusted from time to time as provided in Sections 2.3(c)(ii)(B) and 2.5(a)(ii), provided that no Partner's Percentage Interest
                              --------
shall exceed fifty percent (50%) without prior FCC Approval, if required. If all or any portion of an Interest is Transferred in accordance with the terms of this Agreement (including a Transfer of all or a portion of APC's Interest to WirelessCo and vice versa), the transferee shall succeed to the Percentage Interest of the transferor to the extent it relates to the Transferred Interest.

          "Person" means any individual, partnership, corporation, trust, or other entity.

          "Post-Buildout Period" means the period beginning on the Initial Buildout Completion Date and ending on the last day preceding the beginning of the WirelessCo Majority Period.

          "Preferred Return" means, with respect to WirelessCo or APC, as the case may be, as of any date of determination, an amount computed like simple interest at the rate of fourteen percent (14%), per annum, on the amount from time to time of WirelessCo's Preferred Capital or APC Preferred Capital, as the case may be. Such amount shall be cumulative, and shall be determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days in the period for which such Preferred Return is being determined. If all or any portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the accrued but unpaid Preferred Return, if any, to the extent it relates to the Transferred Interest.

          "Principal Business" means the principal business of WirelessCo or of any partner of WirelessCo (other than a Wireless Business).

          "Profits" and "Losses" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

          (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account
                                      -
in computing Profits or Losses pursuant to this definition of "Profits" and "Losses," shall be subtracted from such taxable income or loss;

          (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

          (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

          (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-

1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

          (vii) Notwithstanding any other provision of this definition of "Profits" or "Losses," any items which are specially allocated pursuant to
Section 3.3 or Section 3.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 shall be determined by applying rules analogous to those set forth in this definition of "Profits" and "Losses."

          "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

          "Publicly Held" means, with respect to any Person, that such Person has a class of equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

          "Publicly Held Intermediate Subsidiary" means, with respect to any Parent of a Partner, an Intermediate Subsidiary of such Parent that is Publicly Held.

          "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code.

          "Special Limited Partner" means any Limited Partner whose Percentage Interest is less than two and one-half percent (2 1/2%).

          "Sprint Brand" means the trademark "Sprint" together with the related "Diamond" logo.

          "Sprint" means Sprint Communications Company, L.P., a Delaware limited partnership.

          "State Statutes" means any business combination statute, anti-takeover statute, fair price statute, control share acquisition statute or any other state statute or regulation that contains any similar prohibition, limitation, obligation, restriction or other provision adopted and in effect in the jurisdiction of organization of a Person that affects the rights of any other Person that acquires a specified percentage ownership interest in such Person without the consent or approval of the board of directors or other governing body of such Person.

          "Subsidiary" of any Person means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or equity securities (voting or nonvoting) are, as of the time of such determination, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or equity securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, as of the time of such determination, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, or in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

          "Technical Information" means all technical information developed or owned by the Partnership or licensed to the Partnership, regardless of form and however transmitted and shall include, among other forms, computer software, including computer program code, and system and user documentation, drawings, illustrations, diagrams, reports, designs, specifications, formulae, know-how, procedural protocols and methods and manuals.

          "Technical Information Rights" means all intellectual property rights which protect or cover Technical Information.

          "Transfer" means, as a noun, any sale, exchange, assignment or transfer and, as a verb, to sell, exchange, assign or transfer.

          "Unreturned Capital" means, for any Partner as of any date, the remainder, if any of (i) the aggregate Original Capital Contribution and Additional Capital Contributions made by such Partner (or its predecessors in interest) pursuant to (or as described in) Sections 2.2, 2.3, 2.5 and 6.1(b) (excluding, however, Additional Capital Contributions made by APC pursuant to Section 2.3(a)(ii) and by WirelessCo pursuant to Section 2.3(b)(ii)), minus (ii) the cumulative amount of money and the Gross Asset Value of any Property (other than money) distributed to such Partner (or its predecessors in interest) pursuant to Section 4.1(c). In the event all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Unreturned Capital of the transferor to the extent such Unreturned Capital relates to the Transferred Interest.

          "Voluntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy."

          "Washington-Baltimore MTA" means the MTA encompassing Washington, D.C. and Baltimore, Maryland, which MTA is identified in the FCC Public Notice regarding the PCS Auction as Market No. M-10 (Report No. AUC-94-04, Auction No.
4).

          "Wireless Business" means the use of radio spectrum for cellular, PCS, ESMR, paging, mobile telecommunications and any other voice or data wireless services, whether fixed or mobile, conducted in the Washington-Baltimore MTA, but not including the delivery of video or the provision of satellite or broadband microwave transmission services.

          "WirelessCo Loans" means any loans made by WirelessCo to the Partnership pursuant to Section 2.4.

          "WirelessCo Majority Period" means the period beginning on the earlier to occur of (i) the second anniversary of the Initial Buildout Completion Date or (ii) the earliest date on which WirelessCo's Percentage Interest exceeds fifty percent (50%); provided, that in no event shall the WirelessCo Majority
                     --------
Period begin prior to the Initial Buildout Completion Date and, provided,
                                                                --------
further, that in no event shall the WirelessCo Majority Period begin prior to
- - -------
the receipt of all required FCC Approvals relating thereto.

          "WirelessCo's Preferred Capital" means the remainder, if any, of (i) the aggregate Additional Capital Contributions made by WirelessCo pursuant to
Section 2.3(b)(ii) minus (ii) the cumulative amount of money distributed to WirelessCo pursuant to Section 4.1(b). If all or any portion of WirelessCo's Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to WirelessCo's Preferred Capital to the extent it relates to the Transferred Interest.

           1.11 Additional Definitions.
                ----------------------

                Defined Term             Defined in
                ------------             ----------



          "Accepting Offerees"            Section 12.4(d)
          "Additional Cash Notice"        Section 2.4(c)(iii)
          "Additional Cash Requirements"  Section 2.4(c)(i)
          "Adjusted Capital Account"      Section 3.5
          "Adverse Proceedings"           Section 8.2(a)
          "Agents"                        Section 6.5(a)
          "Annual Budget"                 Section 5.2(b)
          "APC Special Contributions"     Section 2.3(a)(ii)
          "Approved Business Plan"        Section 5.2(b)
          "Budgeted Cash Requirements"    Section 2.4(b)
          "Business Plan"                 Section 5.2(a)
          "Buy-Sell Price"                Section 11.2(a)
          "Cash Requirements"             Section 2.4(a)
          "Certificate"                   Section 1.6(a)
          "Comcast Area"                  Section 6.3(g)

          "Competitive Activity"          Section 6.1(a)
          "Confidential Information"      Section 6.5(a)
          "Contribution Date"             Section 2.3(c)(ii)(A)
          "Damages"                       Section 11.1(a)
          "Default Budget"                Section 5.2(c)
          "Dilution Percentage"           Sections 2.3(c)(ii)(B)
                                             and 2.5(a)(ii)
          "Election Notice"               Section 11.2(a)
          "Election Period"               Section 11.2(b)
          "Firm Offer"                    Section 12.4(b)
          "First Appraiser"               Section 11.4
          "Free to Sell Period"           Section 12.4(f)
          "Funding Date"                  Section 2.4(b)
          "Funding Notice"                Section 2.4(c)(iii)
          "General Partner Percentage
             Interests"                   Section 2.1
          "Gross Appraised Value"         Section 11.4
          "Hazardous Substances"          Section 9.2(j)(i)
          "Initial Business Plan"         Section 5.2(a)
          "Initial Offer"                 Section 14.7(b)
          "Interested Person"             Section 8.2(b)
          "In-Territory Customers"        Section 6.3(g)
          "In-Territory Distributors"     Section 6.3(g)
          "License"                       Section 1.3(a)
          "Liquidating Events"            Section 14.1(a)
          "Limited Partner Percentage
             Interests"                   Section 2.1
          "Loan Amount"                   Section 2.4(b)
          "Loan Notice"                   Section 2.4(b)
          "Net Equity"                    Section 11.3
          "Net Equity Notice"             Section 11.3
          "Offer Notice"                  Section 12.4(b)
          "Offer Period"                  Section 12.4(c)
          "Offer Price"                   Section 12.4(a)
          "Offered Interest"              Section 12.4
          "Offerees"                      Section 12.4(b)
          "Original Agreement"            Preamble
          "Optional Funding Date"         Section 2.5(a)(i)
          "Optional Funding Notice"       Section 2.5(a)(i)
          "Ownership Restrictions"        Section 8.2(c)
          "Partner Loan"                  Section 2.7
          "Permitted Transfer"            Section 12.2
          "Proposed Budget"               Section 5.2(c)
          "Proposed Business Plan"        Section 5.2(c)
          "Purchase Agreement"            Preamble

          "Purchase Commitment"           Section 11.2(b)
          "purchase commitment"           Section 12.4(d)
          "Purchase Notice"               Section 11.2(b)
          "Purchase Offer"                Section 12.4(a)
          "Purchaser"                     Section 12.4(a)
          "Purchasing Partner"            Section 11.2(b)
          "receiving party"               Section 6.5(a)
          "Regulatory Allocations"        Section 3.4
          "Remaining Deficit Balance"     Section 14.3
          "Restricted Party"              Section 6.5(a)
          "Sale Notice"                   Section 12.4(e)
          "Second Appraiser"              Section 11.4
          "Seller"                        Section 11.4
          "Senior Credit Agreement"       Section 2.7
          "Tagalong Interest"             Section 12.5(a)
          "Tagalong Offer"                Section 12.5(a)
          "Tagalong Period"               Section 12.5(a)
          "Tagalong Purchaser"            Section 12.5(a)
          "Tagalong Transaction"          Section 12.5(a)
          "Tax Matters Partner"           Section 10.3(a)
          "Third Appraiser"               Section 11.4
          "Transferring Partner"          Section 11.5(a)

           1.12 Terms Generally.
                ---------------

          The definitions in Section 1.10 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Schedules hereto) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   SECTION 2
             PERCENTAGE INTERESTS; PARTNERS' CAPITAL CONTRIBUTIONS;
                        WIRELESSCO FINANCING OBLIGATIONS

          2.1  Percentage Interests; Preservation of Percentages of Interests
               --------------------------------------------------------------
               Held as General Partners and as Limited Partners.
               ------------------------------------------------

          The initial Percentage Interest of each of APC, WirelessCo and the Post as of the date of this Agreement shall be 49.5%, 49.0% and 1.5%, respectively, and represents, with respect to APC, the sum of the "General Partner Percentage Interest" and "Limited Partner Percentage Interest" of APC and, with respect to WirelessCo and the Post, the "Limited Partner Percentage Interest" of WirelessCo and the Post, respectively. Except as expressly provided by Sections 2.3(c)(ii)(B) and 2.5(a)(ii) or as may result from a Transfer of Interests required or permitted by this Agreement, the Percentage Interest of a Partner shall not be subject to increase or decrease without such Partner's prior consent. For purposes of this Agreement, each Partner is treated as though it holds a single Interest, even though such Partner (unless it is or becomes an Exclusive Limited Partner) holds ninety-nine percent (99.0%) of its Interest as a General Partner and one percent (1.0%) of its Interest as a Limited Partner. Each Partner, unless it is or becomes an Exclusive Limited Partner, will hold ninety-nine percent (99.0%) of its Interest as a General Partner and one percent (1.0%) of its Interest as a Limited Partner. In the event that a General Partner Transfers all or any portion of its Interest pursuant to this Agreement, ninety-nine percent (99.0%) of the aggregate Interest so acquired by any Person shall be treated as attributable to the Interest held by the transferring Partner as a General Partner and one percent (1.0%) of the aggregate Interest so acquired shall be treated as attributable to the Interest held by the transferring Partner as a Limited Partner. In the event that the Interest of a General Partner is otherwise increased or decreased pursuant to this Agreement, the amount of the increase or decrease, as the case may be, shall be allocated ninety-nine percent (99.0%) to the Interest held by such Partner as a General Partner and one percent (1.0%) to the Interest held by such Partner as a Limited Partner. In the case of an Exclusive Limited Partner, such Partner shall be deemed for all purposes under this Agreement to hold one hundred percent (100%) of its Interest as a Limited Partner, but only so long as such Partner is an Exclusive Limited Partner.

           2.2         Partners' Previous Capital Contributions.
                       ----------------------------------------

          (a) Original Capital Contributions.  Upon formation of the
              ------------------------------
Partnership, (i) APC contributed to the capital of the Partnership its entire interest in the Experimental Licenses, which APC and the Post agreed had a Gross Asset Value on such date of $120,000 and (ii) the Post contributed to the capital of the Partnership certain consent rights it held with respect to the services of certain third parties, which APC and the Post agreed had a Gross Asset Value of $380,000. Upon their purchases of a portion of the Post's interest in the Partnership, APC and WirelessCo succeeded to their respective shares of the original capital contribution made by the Post. Accordingly, the Original Capital Contributions of APC, WirelessCo and the Post as of the date hereof are as follows:

                                   Amount of Original
               Partner            Capital Contribution
               -------            --------------------
               APC                      $225,857

               WirelessCo               $266,000

               Post                     $  8,143


          (b) Additional Contributions Previously Made by APC and the Post.
              ------------------------------------------------------------
Prior to the acquisition by APC and WirelessCo of the Post's interest in the Partnership, APC made additional contributions of cash to the capital of the Partnership in the aggregate amount of $280,000, and the Post made additional contributions of cash to the capital of the Partnership in the aggregate amount of $33,080,000. Upon their purchases of the Post's interest in the Partnership, APC and WirelessCo succeeded to their respective shares of the additional capital contributions previously made by the Post. Accordingly, APC, WirelessCo and the Post are considered to have made aggregate Additional Capital Contributions as of the date hereof in the amounts set forth below:

                                     Amount of Additional
               Partner               Capital Contribution
               -------               --------------------
               APC                      $ 9,495,143

               WirelessCo               $23,156,000

               Post                     $   708,857

           2.3 Additional Capital Contributions During Initial Five-Year Period.
               ----------------------------------------------------------------

          (a) Required Additional Capital Contributions by APC During Initial
              ---------------------------------------------------------------
Five-Year Period.  APC shall be obligated to make Additional Capital
- - ----------------
Contributions to the Partnership of cash in an amount equal to:

             (i)  the aggregate FCC Principal Payments, plus

             (ii) the aggregate FCC Interest Payments (such FCC Interest Payments being referred to herein as the "APC Special Contributions");
provided that, not later than forty-five (45) days prior to the due date of
- - ---------
any FCC Payment, the Managing Partner shall provide the Partners with written notice setting forth the due date and amount of such FCC Payment (including the amount attributable to an FCC Principal Payment and/or FCC

Interest Payment) and a request that APC make an Additional Capital Contribution of cash in an amount equal to such FCC Payment; and provided further that, with
                                                    -------- -------
respect to any specific FCC Payment, if APC is unable to obtain financing on commercially reasonable terms to fund its entire obligation under this Section 2.3(a) with respect to such FCC Payment after using commercially reasonable efforts to obtain such financing, and APC notifies the Managing Partner and WirelessCo in writing no later than ten (10) Business Days prior to the date such FCC Payment is due of its inability to obtain such financing, then APC shall not be obligated to make an Additional Capital Contribution pursuant to this Section 2.3(a) with respect to such FCC Payment to the extent it is unable to obtain such financing. If, pursuant to the second proviso in the preceding sentence, APC's Additional Capital Contribution obligation with respect to a specific FCC Payment is reduced, but not eliminated, the Additional Capital Contribution made by APC with respect to such FCC Payment shall first be applied against APC's obligation under Section 2.3(a)(ii) with respect to such FCC Payment and then, to the extent such Additional Capital Contribution exceeds the amount of the Section 2.3(a)(ii) obligation, against APC's obligation under
Section 2.3(a)(i) with respect to such FCC Payment. Additional Capital Contributions made pursuant to this Section 2.3(a) shall be made no later than two (2) Business Days prior to the due date of the FCC Payment to which such contribution relates and in cash by wire transfer of immediately available funds; provided that APC shall, no later than five (5) Business Days prior to
       --------
the due date of any such FCC Payment, provide evidence reasonably satisfactory to WirelessCo that APC is financially able to make such Additional Capital Contribution. Except to the extent the transferee has assumed APC's obligation under this Section 2.3(a) in connection with the Transfer by APC of all or any portion of its Interest, APC shall be obligated to make the Additional Capital Contributions provided for in this Section 2.3(a) regardless of its Percentage Interest at the time any such Additional Capital Contribution is required to be made.

          (b) Required Additional Capital Contributions by WirelessCo During
              --------------------------------------------------------------
Initial Five-Year Period.  WirelessCo shall make the following Additional
- - ------------------------
Capital Contributions:

          (i) In General.  WirelessCo shall be obligated to contribute to the
              ----------
Partnership cash in an amount equal to the product of (A) 49/51 multiplied by
(B) the amount of the Additional Capital Contributions required to be made by APC pursuant to Section 2.3(a)(i) (whether or not such Additional Capital Contributions are then due and payable or are to become due and payable), determined without reference to the second provision set forth therein. WirelessCo shall be obligated to make the Additional Capital Contributions provided for in this Section 2.3(b)(i) regardless of its Percentage Interest at the time any such Additional Capital Contribution is required to be made. Additional Capital Contributions made pursuant to this Section 2.3(b)(i) shall be made in cash by wire transfer of immediately available funds in accordance with the following procedures:

          (A) On or before February 1, 1995, WirelessCo shall contribute to the Partnership an amount equal to the projected cash needs (other than cash needs attributable to FCC Payments) of the Partnership during the fiscal quarter ending March 31, 1995, as reflected in the Initial Business Plan; and

          (B) Thereafter, and continuing until such time as the amount of the aggregate Additional Capital Contributions made by WirelessCo pursuant to this
Section 2.3(b)(i) equals WirelessCo's Additional Capital Contribution obligation under the first sentence of this Section 2.3(b)(i), WirelessCo shall contribute to the Partnership, within forty (40) days of receipt of a written request from the Managing Partner an amount equal to the then-current cash needs (other than cash needs attributable to FCC Payments) of the Partnership, provided that (I)
                                                             ---------
the Managing Partner will use its best efforts not to make such requests more often than on a quarterly basis and (II) the amount of the contribution requested shall not exceed the amount reasonably anticipated to be required to fund the cash needs (other than cash needs attributable to FCC Payments) of the Partnership for the ensuing six (6) months as determined by the Managing Partner.

          (ii) Contributions Related to FCC Payments.  WirelessCo shall be
               -------------------------------------
obligated to contribute to the Partnership cash in an amount equal to any Additional Capital Contribution APC would be required to make pursuant to
Section 2.3(a) but for the second provision set forth therein to the extent APC notifies the Managing Partner and WirelessCo of its inability to obtain financing required for such Additional Capital Contribution as contemplated in such proviso or otherwise fails to make such Additional Capital Contribution. Any Additional Capital Contributions required to be made pursuant to this
Section 2.3(a)(ii) shall be made no later than one (1) Business Day prior to the due date of the FCC Payment to which such contribution relates and in cash by wire transfer of immediately available funds.

  (c) Optional Additional Capital Contributions During Initial Five-Year Period.
      -------------------------------------------------------------------------

          (i) WirelessCo.  During the Initial Five-Year Period, WirelessCo may
              ----------
elect, to the extent, but only to the extent, permitted by Section 2.4(c)(iii) to provide funds for Additional Cash Requirements in the form of Additional Capital Contributions. Any Additional Capital Contribution made pursuant to this Section 2.3(c)(i) shall be made in cash by wire transfer of immediately available funds.

          (ii)  Other Partners.
                --------------

          (A) Right to Make Proportionate Additional Capital Contribution. If
              -----------------------------------------------------------
WirelessCo elects to make an Additional Capital Contribution pursuant to Section 2.3(c)(i), then each other Partner shall be entitled to elect to make a simultaneous Additional Capital Contribution of cash, the maximum amount of which shall not exceed the product of (I) the amount of the Additional Capital Contribution set forth in the Funding Notice delivered by WirelessCo pursuant to
Section 2.4(c)(iii) multiplied by (II) such Partner's Percentage Interest at such time. If any Partner elects to make an Additional Capital Contribution pursuant to this Section 2.3(c)(ii)(A), such contribution must be made on the same date as WirelessCo is required under Section 2.4(c)(iii) to make such Additional Capital Contribution (a "Contribution Date"), and the amount of the related Additional Capital Contribution WirelessCo is obligated to make under
Section 2.4(c)(iii) shall be
reduced by the amount of any Additional Capital Contribution actually made by the other Partners pursuant to this Section 2.3(c)(ii)(A).

          (B) Adjustment of Percentage Interests.  If, as of any Contribution
              ----------------------------------
Date, any other Partner does not contribute the maximum Additional Capital Contribution which it is entitled to make pursuant to Section 2.3(c)(ii)(A), then the Percentage Interests of each such other Partner shall be recalculated, subject to FCC Approval, if required, as of such Contribution Date in accordance with this Section 2.3(c)(ii)(B). The new Percentage Interest of each such other Partner shall be equal to the remainder of (I) such other Partner's Percentage Interest immediately prior to such Contribution Date minus (II) the Dilution Percentage, provided, that such Percentage Interest may not be less than zero
            --------
percent (0%). For purposes of this Section 2.3(c)(ii)(B), the "Dilution Percentage" shall be equal to a fraction, expressed as a percentage, the numerator of which is the excess of (w) the maximum amount of the Additional
- - ---------
Capital Contribution such other Partner was entitled to make under Section 2.3(c)(ii)(A) on the applicable Contribution Date minus (x) the amount of the Additional Capital Contribution such other Partner actually made pursuant to
Section 2.3(c)(ii)(A) on such Contribution Date, and the denominator of which is
                                                         -----------
the sum of (y) the aggregate Additional Capital Contributions (other than APC Special Contributions) made by the Partners prior to such Contribution Date plus
(z) the aggregate Additional Capital Contributions made by the Partners on such Contribution Date pursuant to Sections 2.3(c)(i) and (ii). The new Percentage Interest of WirelessCo and each other Partner that contributed the maximum Additional Capital Contribution that it was entitled to make pursuant to Section 2.3(c)(ii)(A) shall be equal to the sum of (I) WirelessCo's or such other Partner's, as the case may be, Percentage Interest immediately prior to the applicable Contribution Date plus (II) WirelessCo's or such other Partner's, as the case may be, proportionate share of the sum of the Dilution Percentages calculated in accordance with this Section 2.3(c)(ii)(B), provided that such
                                                          --------
Percentage Interest may not exceed one-hundred percent (100%).

          (iii)  Other APC Additional Capital Contributions.  If WirelessCo
                 ------------------------------------------
shall fail to timely make an Additional Capital Contribution required to be made pursuant to Section 2.3(b)(i), then APC shall be entitled to make such Additional Capital Contribution.

           2.4   Financing Obligations of WirelessCo.
                 -----------------------------------

          (a) Intent of the Partners.  The Partners intend that (i) the cash
              ----------------------
needs of the Partnership attributable to the FCC Payments will be funded by the Additional Capital Contributions of APC, as supplemented, where appropriate, by WirelessCo, as provided for under Section 2.3(a) and Section 2.3(b)(ii), respectively, and (ii) that the remaining cash needs of the Partnership during the Initial Five-Year Period (the "Cash Requirements") will be funded by the Additional Capital Contributions of WirelessCo provided for under Section 2.3(b)(i) and by borrowings of the Partnership under credit facilities with third-party lenders; and the Partners agree that the Partnership will use all commercially reasonable efforts to obtain such third-party debt financing to the extent the Cash Requirements exceed the amount of the Additional Capital Contributions WirelessCo is obligated to make under Section 2.3(b)(i). If the Additional Capital Contributions WirelessCo is obligated to make under Section 2.3(b)(i) are insufficient to fully fund the Cash Requirements, WirelessCo shall make additional funds available to the Partnership in accordance with the provisions of this Section 2.4.

          (b) Budgeted Cash Requirements.  During the Initial Five-Year Period,
              --------------------------
WirelessCo shall, upon request by the Managing Partner and subject to Sections 2.4(a) and 2.4(d), loan funds to the Partnership on terms that are not less favorable to the Partnership or to WirelessCo than those generally available in comparable transactions among unaffiliated parties (including the taking by WirelessCo of security interests in Partnership Property) and are consistent with applicable FCC rules and regulations, in an amount equal to the excess, if any, of (i) the Budgeted Cash Requirements minus (ii) the sum of (A) the aggregate amount of cash Capital Contributions WirelessCo is obligated to make to the Partnership under Section 2.3(b)(i) plus (B) the aggregate amount of funds that have been borrowed or are available for borrowing by the Partnership under credit facilities with third-party lenders (following the commercially reasonable efforts of the Partnership to obtain such financing). Such loans shall be nonrecourse against any Partner. "Budgeted Cash Requirements" shall be equal to the sum of (i) $275,000,000 plus (ii) any cash required, as determined by the Managing Partner, in connection with the buildout of a PCS system relating to any 10 MHz PCS license contributed to the Partnership by WirelessCo pursuant to Section 6.1(b) plus (iii) any cash required, as determined by the Managing Partner, in connection with any costs incurred by the Partnership in connection with the furnishing of network interface devices on or at customers' premises, if the Partnership is required to furnish such devices. The amount of any loan required to be made by WirelessCo pursuant to this Section 2.4(b) (the "Loan Amount") shall be set forth in a written notice (a "Loan Notice") delivered by the Managing Partner to WirelessCo and shall set forth the date (the "Funding Date") on which the Loan Amount shall be advanced to the Partnership by wire transfer of immediately available funds. The Funding Date shall not be earlier than the fortieth (40th) day following delivery of the Loan Notice.

          (c) Additional Cash Requirements.
              ----------------------------

          (i) If the Cash Requirements of the Partnership exceed the Budgeted Cash Requirements (any such excess being referred to herein as the "Additional Cash Requirements"), WirelessCo shall, subject to Sections 2.4(a) and 2.4(d), take the actions set forth in this Section 2.4(c).

          (ii) WirelessCo first will use all commercially reasonable efforts (which shall not be required to include (A) providing any guarantee or collateral to secure any such obligation; (B) making any Capital Contribution in addition to those it is otherwise obligated to make under this Agreement; or (C) incurring any out-of-pocket expenses unless such expenses are reimbursed by the Partnership) to assist the Partnership in obtaining additional financing under credit facilities with third-party lenders to fund the Additional Cash Requirements, and the Partners agree that the Partnership will use all commercially reasonable efforts to obtain such third-party debt financing.

          (iii) If the Partnership is unable to obtain additional financing from third-party lenders to fund the Additional Cash Requirements and the Managing Partner reasonably determines that further efforts to obtain such additional financing are unlikely to result in the Partnership obtaining such financing on commercially reasonable terms, the Managing Partner shall deliver a written notice (an "Additional Cash Notice") to WirelessCo setting forth the amount of the Additional Cash Requirements for which it has not obtained financing. Within ten (10) Business Days of the Managing Partner's delivery of an Additional Cash Notice, WirelessCo shall notify the Managing Partner and the other Partners in writing (the "Funding Notice") of whether it will fund the Additional Cash Requirements by means of a loan to the Partnership and/or an Additional Capital Contribution pursuant to Section 2.3(c)(i). If WirelessCo elects to fund such Additional Cash Requirements in whole or in part by means of an Additional Capital Contribution, the Funding Notice shall set forth the amount of such Additional Capital Contribution. On the fortieth (40th) day following the delivery of an Additional Cash Notice, WirelessCo will, at its option and consistent with the Funding Notice, (A) loan funds to the Partnership on terms that are not less favorable to the Partnership or to WirelessCo than those generally available in comparable transactions among unaffiliated parties (including the taking by WirelessCo of security interests in Partnership Property) and consistent with FCC rules and regulations, and/or (B) make an Additional Capital Contribution pursuant to Section 2.3(c)(i), in any case in an aggregate amount equal to the amount set forth in the Additional Cash Notice.

          (d) Condition to WirelessCo Financing Obligations.  Notwithstanding
              ---------------------------------------------
any contrary provision of this Section 2.4, WirelessCo shall not be obligated to fulfill its financing obligations under this Section 2.4 to the extent the Partnership's capital expenditures deviate in any material respect not previously approved by WirelessCo from the type and amount of such expenditures included in the capital expenditures budget contained in the Initial Business Plan.

           2.5 Other Additional Capital Contributions.
               --------------------------------------

           (a) Optional Additional Capital Contributions Following Initial
               -----------------------------------------------------------
               Five-Year Period.
               ----------------

          (i) Right to Make Contributions.  Following the Initial Five-Year
              ---------------------------
Period, each Partner shall have the right, but not the obligation, to make Additional Capital Contributions of cash to the Partnership in an amount equal to all or any portion of such Partner's proportionate share (based upon its Percentage Interest on the date of the Optional Funding Notice) of the projected cash needs of the Partnership pursuant to the Annual Budget then in effect; provided, however, that, unless the Managing Partner otherwise agrees, such
- - --------  -------
Additional Capital Contributions may not be made more frequently than once per fiscal quarter. A Partner electing to make an Additional Capital Contribution pursuant to this Section 2.5(a)(i) shall deliver on the first Business Day of the relevant fiscal quarter a written notice of such election (an "Optional Funding Notice") to the Managing Partner and each other Partner setting forth the amount of such Additional Capital Contribution (calculated in accordance with the preceding sentence) and the date on which it intends to make such Additional Capital Contribution (the "Optional Funding Date"), provided
                                                                    --------
that such Optional Funding Date shall be no earlier than the thirtieth (30th) day following the date of the related Optional Funding Notice. Within fifteen
(15) days of the receipt of an Optional Funding Notice, each Partner who did not deliver an Optional Funding Notice with respect to such fiscal quarter shall again be entitled to elect to make an Additional Capital Contribution pursuant to this Section 2.5(a)(i) by delivering an Optional Funding Notice to the Managing Partner and each other Partner setting forth the amount of its Additional Capital Contribution (calculated in accordance with the first sentence of this Section 2.5(a)(i)). All Additional Capital Contributions made pursuant to this Section 2.5(a)(i) shall be made on the Optional Funding Date in cash by wire transfer of immediately available funds.

          (ii) Dilution of Percentage Interests.  If any Partner does not
               --------------------------------
exercise its right to make an Additional Capital Contribution on any particular Optional Funding Date in an amount equal to its proportionate share of the Additional Capital Contribution requested in the applicable Optional Funding Notice, then the Percentage Interests of the Partners shall be recalculated, subject to FCC Approval, if required, as of such Optional Funding Date in accordance with this Section 2.5(a)(ii). The new Percentage Interest of a Partner as of such Optional Funding Date shall be equal to a fraction, expressed as a percentage, the numerator of which is the sum of (A) the amount that would
                     ---------
be distributed to such Partner in liquidation of the Partnership pursuant to
Section 14.2(d) if (I) all of the Partnership's business and assets were sold substantially as an entirety for Gross Appraised Value as most recently determined in accordance with the provisions of Section 11.4, provided that if
                                                              --------
such Gross Appraised Value was last determined more than one year prior to such Optional Funding Date, the Gross Appraised Value shall be determined as of the Optional Funding Date in accordance with the provisions of Section 11.4, in which case the Optional Funding Notice shall identify the First Appraiser selected by the Partner delivering such Optional Funding Notice for the purpose of determining Gross Appraised Value, and the Partners receiving such Optional Funding Notice shall notify the other Partner of the Second Appraiser within ten
(10) days following receipt of such Optional Funding Notice, (II) Profit or Loss and items specially allocated in accordance with Sections 3.3 and 3.4 for the Allocation Year ending on such Optional Funding Date, including any gain or loss resulting from the deemed sale described in clause (I), were allocated in accordance with Section 3, (III) all distributions and contributions (other than any Additional Capital Contribution made by such Partner on such Optional Funding Date) were given effect in such Partner's Capital Account, and (IV) the Partnership paid its known liabilities and established reserves pursuant to
Section 14.3 for the payment of reasonably anticipated contingent or unknown liabilities, provided that the amount determined pursuant to this clause (A)
             --------
with respect to a Partner shall be reduced by the sum of the amounts described in Sections 14.2(d)(i) and (ii) as of such Optional Funding Date with respect to such Partner, plus (B) the Additional Capital Contribution made by such Partner on such Optional Funding Date, and the denominator of which is the sum of (C)
                                       -----------
the aggregate amounts determined pursuant to clause (A) for the Partners plus
(D) the aggregate Additional Capital Contributions made by the Partners on such Optional Funding Date.

          (b) Additional Capital Contributions Generally.  Each Partner may
              ------------------------------------------
contribute from time to time such additional cash or other Property as may be approved by all Group Partners or as may be expressly contemplated by this Agreement, provided that any Capital Contribution of property (other than cash)
           --------
made pursuant to this Section 2.5(b) shall be subject to the terms and provisions of an Additional Contribution Agreement.

          (c) Required Additional Capital Contributions Relating to 10 MHz
              ------------------------------------------------------------
Licenses.  Each Partner shall be obligated to make Additional Capital
- - --------
Contributions to the Partnership as and to the extent required under the first sentence of Section 6.1(b).

          2.6 Partnership Funds.
              -----------------

          The funds of the Partnership shall be deposited in such bank accounts or invested in such investments as shall be designated by the Managing Partner. Partnership funds shall not be commingled with those of any Person other than a wholly owned subsidiary of the Partnership without the consent of all Partners. The Partnership shall not lend or advance funds to, or guarantee any obligation of, a Partner or any Affiliate thereof without the prior written consent of all Partners.

          2.7 Partner Loans; Other Borrowings.
              -------------------------------

          In order to satisfy any financial needs of the Partnership in excess of the Capital Contributions and debt financing required to be made available to the Partnership by APC and/or WirelessCo or otherwise obtained by the Partnership under Sections 2.3 and 2.4, the Partnership may, if so approved by the Managing Partner, borrow from (i) banks, lending institutions or other unrelated third parties, and may pledge Partnership properties or the production of income therefrom to secure and provide for the repayment of such loans and
(ii) any Partner or an Affiliate of a Partner. Such loans made by any Partner or an Affiliate of a Partner (a "Partner Loan," which definition shall not include any WirelessCo Loan) shall be evidenced by a promissory note of the Partnership in the form attached hereto as Exhibit 2.7 and, subject to the last two sentences of the second paragraph of this Section 2.7, shall bear interest payable quarterly from the date made until paid in full at a rate per annum to be determined by the Managing Partner that is no less favorable to the Partnership than if the loan had been made by an independent third party.

          Unless otherwise determined by the Managing Partner all Partner Loans shall be unsecured and the promissory notes evidencing the same shall be nonnegotiable and, except as otherwise provided in this Section 2.7 or Section 12.3(c), nontransferable. Repayment of the principal amount of and accrued interest on all Partner Loans shall be subordinated to the repayment of the principal of and accrued interest on any indebtedness of the Partnership to third party lenders to the extent required by the applicable provisions of the instruments creating such indebtedness to third party lenders ("Senior Credit Agreements"). All amounts required to be paid in accordance with the terms of such notes and all amounts permitted to be prepaid shall be applied to the notes held by the Partners in accordance with the order of payment contemplated by
Section 14.2(c)(ii) and (iii). Subject to the terms of applicable Senior Credit Agreements and after payment in full of any

WirelessCo Loans, Partner Loans shall be repaid to the Partners at such times as the Partnership has sufficient funds to permit such repayment without jeopardizing the Partnership's ability to meet its other obligations on a timely basis. Nothing contained in this Agreement or in any promissory note issued by the Partnership hereunder shall require the Partnership or any Partner to pay interest or any amount as a penalty at a rate exceeding the maximum amount of interest permitted to be collected from time to time under applicable usury laws. If the amount of interest or of such penalty payable by the Partnership or any Partner on any date would exceed the maximum permissible amount, it shall be automatically reduced to such amount, and interest or the amount of the penalty for any subsequent period, to the extent less than that permitted by applicable usury laws, shall, to that extent, be increased by the amount of such reduction.

          An election by a Partner to purchase all or any portion of another Partner's Interest pursuant to Sections 11, 12.4, or 14.7 shall also constitute an election to purchase an equivalent portion of any outstanding Partner Loans held by such selling Partner, and each purchasing Partner shall be obligated to purchase a percentage of such Partner Loans equal to the percentage of the selling Partner's Interest such purchasing Partner is obligated to purchase for a price equal to the outstanding principal and accrued and unpaid interest on such Partner Loans through the date of the closing of such purchase (except in the case of a transfer pursuant to Section 12.4, in which case the terms of the Purchase Offer shall apply).

           2.8  Other Matters.
                -------------

          (a) No Partner shall have the right to demand or, except as otherwise provided in Sections 4.1 and 14.2, receive a return of all or any part of its Capital Account or its Capital Contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of all or any part of its Capital Account or Capital Contributions, no Partner shall have the right to receive Property other than cash.

          (b) No Partner shall have any personal liability for the repayment of any Capital Contributions of any other Partner.

          (c) No Partner shall be entitled to receive interest on its Capital Contributions or Capital Account.

                                   SECTION 3
                                  ALLOCATIONS

      3.1  Profits.
           -------

          After giving effect to the special allocations set forth in Sections
3.3 and 3.4, Profits for any Allocation Year shall be allocated in the following order and priority:

          (a) First, to the Partners in an amount sufficient to offset all Losses allocated for all prior Allocation Years under (i) first, Section 3.5,
(ii) second, Section 3.2(e), (iii) third, Section 3.2(d), (iv) fourth, Section 3.2(c), and (v) fifth, Section 3.2(b), in each case in proportion to the amount of such Losses previously allocated to such Partners and to the extent that such Losses have not been offset by a prior allocation of Profits pursuant to this
Section 3.1(a);

          (b) Second, to WirelessCo and APC in proportion to, and to the extent of, an amount equal to the excess, if any, of (i) the cumulative Preferred Return computed through the end of such Allocation Year with respect to WirelessCo and APC, as the case may be, over (ii) the cumulative Profits allocated to WirelessCo and APC, as the case may be, pursuant to this Section 3.1(b) for all prior Allocation Years; and

          (c) The balance, if any, to the Partners in proportion to their Percentage Interests.

          Notwithstanding any other provision of this Section 3.1 to the contrary, to the extent Profits arise during or after the Allocation Year in which all or substantially all of the Partnership's assets are disposed of, such Profits shall be allocated to the Partners in such ratios and amounts as may be necessary to cause the balance in each Partner's Capital Account to be as nearly as possible equal to the amount of liquidating distributions such Partner is intended to receive as set forth in Sections 14.2(d)(i), (ii), (iii) and (iv).


      3.2  Losses.
           ------

          After giving effect to the special allocations set forth in Sections
3.3 and 3.4 and subject to Section 3.5, Losses for any Allocation Year shall be allocated in the following order and priority:

          (a) First, to the Partners in proportion to, and to the extent of, the excess, if any, of (i) the cumulative Profits allocated to each such Partner pursuant to Section 3.1(c) for all prior Allocation Years, over (ii) the cumulative Losses allocated to such Partner pursuant to this Section 3.2(a) for all prior Allocation Years;

          (b) Second, to the Partners in proportion to, and to the extent of, the excess, if any, of (i) their respective amounts of Unreturned Capital computed as of the end of such Allocation

Year over (ii) the cumulative losses allocated to such Partner pursuant to this
Section 3.2(b) for all prior Allocation Years; provided, however, that Losses
                                               --------  -------
will not be allocated to a Partner pursuant to this Section 3.2(b) to the extent that such Losses would exceed the sum of (i) such Partner's Capital Account balance, (ii) such Partner's share of Partnership Minimum Gain, and (iii) such Partner's share of Partner Nonrecourse Debt Minimum Gain;

          (c) Third, to WirelessCo and APC in proportion to, and to the extent of, (i) in the case of WirelessCo, the excess, if any, of WirelessCo's Preferred Capital computed as of the end of such Allocation Year over the cumulative Losses allocated to WirelessCo pursuant to this Section 3.2(c) for all prior Allocation Years, and (ii) in the case of APC, the excess, if any, of APC Preferred Capital computed as of the end of such Allocation Year over the cumulative Losses allocated to APC pursuant to this Section 3.2(c);

          (d) Fourth, to WirelessCo and APC in proportion to, and to the extent of, the excess, if any, of (i) the cumulative Profits allocated to them pursuant to Section 3.1(b) for all prior Allocation Years, over (ii) the cumulative Losses allocated to them pursuant to this Section 3.2(d) for all prior Allocation Years; and

          (e) The balance, if any, to the Partners in proportion to their Percentage Interests.

          Notwithstanding any other provision of this Section 3.2 to the contrary, to the extent Losses arise during or after the Allocation Year in which all or substantially all of the Partnership's assets are disposed of, such Losses shall be allocated to the Partners in such ratio and amounts as may be necessary to cause the balance in each Partner's Capital Account to be as nearly as possible equal to the amount of liquidating distributions such Partner is intended to receive as set forth in Section 14.2(d)(i), (ii), (iii) and (iv).

      3.3  Special Allocations.
           -------------------

      The following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback.  Except as otherwise provided in Section
              -----------------------
1.704-2(f) of the Regulations, notwithstanding any other provision of this
Section 3, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Partner shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This

Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b) Partner Minimum Gain Chargeback.  Except as otherwise provided in
              -------------------------------
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Allocation Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c) Qualified Income Offset.  In the event any Exclusive Limited
              -----------------------
Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-
                                        -  -                     -  -
1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall
            -  -
be specially allocated to each such Exclusive Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Exclusive Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be
          --------
made only if and to the extent that such Exclusive Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

          (d) Gross Income Allocation.  In the event any Exclusive Limited
              -----------------------
Partner has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Exclusive Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Exclusive Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Exclusive Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
                               --------
Section 3.3(d) shall be made only if and to the extent that such Exclusive Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if
Section 3.3(c) and this Section 3.3(d) were not in the Agreement.

          (e) Nonrecourse Deductions.  Nonrecourse Deductions for any Allocation
              ----------------------
Year shall be specially allocated among the Partners in proportion to their Percentage Interests.

          (f) Partner Nonrecourse Deductions.  Any Partner Nonrecourse
              ------------------------------
Deductions for any Allocation Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (g) Section 754 Adjustments.  To the extent an adjustment to the
              -----------------------
adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in
            -  -                       -  -
determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made
            -  -
in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
                                                   -  -

          (h) Special Allocation of Interest Deduction.  In each Allocation Year
              ----------------------------------------
deductions of the Partnership attributable to the FCC Interest Payments shall be specially allocated to APC in an amount equal to the excess, if any, of (i) the cumulative APC Special Contributions made by APC for the current and all prior Allocation Years minus (ii) the cumulative deductions specially allocated to APC pursuant to this Section 3.3(h) for all prior Allocation Years. Notwithstanding the immediately preceding sentence, if APC fails to make an Additional Capital Contribution pursuant to Section 2.3(a)(ii) necessary to fund an FCC Interest Payment and WirelessCo makes an Additional Capital Contribution pursuant to
Section 2.3(b)(ii) to fund such FCC Interest Payment, then all deductions attributable to such FCC Interest Payment shall be specially allocated to WirelessCo.

      3.4  Curative Allocations.
           --------------------

          The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f) and 3.3(g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Managing Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 3.1, 3.2 and 3.3(h). In exercising its discretion under this Section 3.4, the Managing Partner shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.3(e) and 3.3(f).

      3.5  Loss Limitation.
           ---------------

          The Losses allocated pursuant to Section 3.2 shall not exceed the maximum amount of Losses that can be so allocated without causing (or increasing the amount of) any Exclusive Limited Partner to have an Adjusted Capital Account Deficit at the end of any Allocation Year. All Losses in excess of such limitation shall be allocated first, to Partners who have positive Adjusted Capital Account balances in proportion to such balances, and second, to the Partners who are not Exclusive Limited Partners in proportion to their Percentage Interests. For purposes of this Section 3.5, the term "Adjusted Capital Account" means, with respect to a Partner, the sum of (i) such Partner's Capital Account balance, (ii) such Partner's share of Partnership Minimum Gain, and (iii) such Partner's share of Partner Nonrecourse Debt Minimum Gain.

      3.6  Other Allocation Rules.
           ----------------------

          (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Partner using any permissible method under Code Section 706 and the Regulations thereunder.

          (b) The Partners are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Partnership income and loss for income tax purposes.

          (c) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of
Section 1.752-3(a)(3) of the Regulations, the Partners' interests in Partnership profits are in proportion to their Percentage Interests.

          (d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Managing Partner shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Exclusive Limited Partner.

      3.7  Tax Allocations:  Code Section 704(c).
           -------------------------------------

          In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

          In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

          Any elections or other decisions relating to such allocations shall be made by the Managing Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.


                                  SECTION 4
                                 DISTRIBUTIONS

      4.1  Available Cash.
           --------------

          The Partnership shall pay in full all WirelessCo Loans and then all Partner Loans (in accordance with the order of payment contemplated by Sections 14.2(b) and (c)) prior to making any distributions to the Partners pursuant to this Section 4.1. Except as otherwise provided in Section 14.2, Available Cash as of the end of any calendar quarter shall be distributed not later than the fifteenth (15th) day following the end of such quarter in the following amounts, order and priority:

          (a) First, to WirelessCo and APC in proportion to, and to the extent of, the excess, if any, of (i) the cumulative Preferred Return with respect to WirelessCo and APC, as the case may be, computed as of the end of such quarter minus (ii) all prior distributions to WirelessCo and APC, as the case may be, pursuant to this Section 4.1(a);

          (b) Second, to WirelessCo and APC in proportion to, and to the extent of, WirelessCo's Preferred Capital and APC Preferred Capital, as the case may be, computed as of the end of such quarter;

          (c) Third, to the Partners in proportion to, and to the extent of, their respective amounts of Unreturned Capital computed as of the end of such quarter; and

          (d) The balance, if any, to the Partners in proportion to their respective Percentage Interests as of the end of such quarter.

      4.2  Amounts Withheld.
           ----------------

          All amounts withheld pursuant to the Code or any provision of any state or local tax law from any payment or distribution to a Partner shall be treated as amounts paid or distributed to such Partner pursuant to this Section 4 for all purposes under this Agreement. The Partnership is authorized to withhold from payments and distributions to any Partner and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law.


                                  SECTION 5
                                  MANAGEMENT

      5.1  Authority of the Managing Partner.
           ---------------------------------

          (a) General Authority.  Subject to the limitations and restrictions
              -----------------
set forth in this Agreement, the Managing Partner shall conduct the business and affairs of the Partnership, and all powers of the Partnership, except those specifically reserved to the Partners by the Act or this Agreement, hereby are granted to and vested in the Managing Partner.

          (b) Delegation.  The Managing Partner shall have the power to delegate
              ----------
authority to such officers, employees, agents and representatives of the Partnership as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Managing Partner to approve such action directly.

          (c) Regular Meetings.  The Managing Partner shall hold regular
              ----------------
meetings of the Partners no less frequently than quarterly and shall establish meeting times, dates and places and requisite notice requirements and adopt rules or procedures consistent with the terms of this Agreement. At such meetings, the Managing Partner shall provide an overview of the business and affairs of the Partnership and provide such other information concerning the Partnership that the other Partners may reasonably request.

           (d)  Required Approvals.
                ------------------

          (i) Subject to Section 8.2(b), during the Initial Buildout Period, no action may be taken by the Managing Partner or the Partnership in connection with any of the matters listed on Schedule 5.1(d)(i) without the prior written consent of WirelessCo.

          (ii) Subject to Section 8.2(b), during the period beginning on the Initial Buildout Completion Date and ending on the earlier to occur of (A) the first anniversary of the Initial Buildout Completion Date or (B) the beginning of the WirelessCo Majority Period, no action may be taken by the Managing Partner or the Partnership in connection with any of the matters listed on
Schedule 5.1(d)(ii) hereto without the prior written consent of WirelessCo.

          (iii) Subject to Section 8.2(b), during the period beginning on the earlier to occur of (A) the first anniversary of the Initial Buildout Completion Date or (B) the beginning of the WirelessCo Majority Period, subject to the Partnership having made all necessary filings with the FCC and having received FCC Approval of all such filings, all actions required or permitted to be taken by the Managing Partner shall require the prior approval of Partners holding more than seventy percent (70%) of the Percentage Interests of all Partners. Notwithstanding the foregoing, during such period and for so long as APC's Percentage Interest is not less than twenty percent (20%), no action may be taken by the Managing Partner or the Partnership in connection with any of the matters listed on Schedule 5.1(d)(ii) without the prior written consent of APC.

          (e) Rights of Adverse Partners.  Any Partner who is an Adverse Partner
              --------------------------
at any time following the Initial Buildout Period shall, subject to FCC Approval, if required, immediately forfeit its right to serve as Managing Partner, if applicable, and to exercise its approval rights under this Section 5.1, without any further act by the Adverse Partner; provided that if a Partner
                                                     --------
becomes an Adverse Partner as the result of the occurrence of an Adverse Act described in clause (iv), (v) or (vi) of the definition of such term in Section 1.10, such Partner will regain (or its transferee will be entitled to, as applicable) such rights if (i) a Partner that is an Adverse Partner Transfers its Interest in compliance with Section 12 to a Person that is not an Adverse Partner and does not become an Adverse Partner as a result of such Transfer,
(ii) a Partner that is an Adverse Partner as a consequence of Bankruptcy ceases to be in a state of Bankruptcy, (iii) a Partner that is an Adverse Partner as a consequence of the occurrence of any IXC Transaction ceases to have the relationship with the IXC which caused such IXC Transaction to occur, or (iv) a Partner that is an Adverse Partner as a consequence of the occurrence of an event described in clause (vi) of the definition of the term "Adverse Act" in
Section 1.10 takes actions that eliminate the circumstances that constituted such an Adverse Act within the meaning of such clause (vi).

      5.2  Business Plan and Annual Budget.
           -------------------------------

          (a) APC, in its capacity as the Managing Partner, will adopt the business plan ("Business Plan") for the Partnership covering the period from the date of this Agreement to the end of the Initial Five-Year Period (such initial Business Plan being referred to herein as the "Initial Business Plan"). The Initial Business Plan will include capital expenditure and operating budgets for each Fiscal Year covered thereby.

          (b) The Chief Executive Officer shall submit annually to the Managing Partner at least ninety (90) days prior to the start of each Fiscal Year after the first full Fiscal Year (i) a proposed budget (the "Proposed Budget") for the forthcoming Fiscal Year including an income statement (prepared on an accrual basis), which shall show in reasonable detail the revenues and expenses projected for the Partnership's business for the forthcoming Fiscal Year, and a cash flow statement, which shall show in reasonable detail the receipts and disbursements projected for the Partnership's business for the forthcoming Fiscal Year and the amount of any corresponding cash deficiency or surplus, and the required Additional Capital Contributions, if any, and any contemplated borrowings (including WirelessCo Loans) of the Partnership and (ii) a proposed revised Business Plan ("Proposed Business
Plan") for the Fiscal Year covered by the Proposed Budget and the succeeding four Fiscal Years in substantially the same or greater detail as the Initial Business Plan and containing such additional categories of information as may be appropriate to reflect the progress of the development of the Partnership's business. Such Proposed Budget and Proposed Business Plan shall be prepared on a basis consistent with the Partnership's audited financial statements. If such Proposed Budget or such Proposed Business Plan is approved by the Managing Partner, then such Proposed Budget or such Proposed Business Plan, as the case may be, shall be considered approved and shall constitute the "Annual Budget" or the "Approved Business Plan," as the case may be, for all purposes of this Agreement and shall supersede any previously approved Annual Budget or Approved Business Plan, as the case may be. The approval of each Proposed Budget and Proposed Business Plan and action by the Partnership constituting any material deviation from any Annual Budget or Approved Business Plan shall require the approval of the Managing Partner. No Approved Business Plan or Annual Budget shall be inconsistent with the provisions of this Agreement, nor shall this Agreement be deemed amended by any provision of an Approved Business Plan or Annual Budget. If a Proposed Budget or a Proposed Business Plan is not approved by the Managing Partner, then the Partners will cooperate in good faith and confer with the Chief Executive Officer and other senior officers of the Partnership for the purpose of attempting to arrive at a Proposed Budget or Proposed Business Plan, as the case may be, that can secure the approval of the Managing Partner.

          (c) If, notwithstanding the foregoing procedures, on January 1 of any Fiscal Year no Proposed Budget has been approved by the Managing Partner for such Fiscal Year, then the Annual Budget for the prior Fiscal Year, adjusted (without duplication) to reflect increases or decreases resulting from the following events, shall govern until such time as the Managing Partner approves a new Proposed Budget:

          (i) the operation of escalation or de-escalation provisions in contracts in effect at the time of approval of the prior Fiscal Year's Annual Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Partnership to the extent such contracts are still in effect;

          (ii) elections made in any prior Fiscal Year under contracts contemplated by the Annual Budget for the prior Fiscal Year regardless of which party to such contracts makes such election;

          (iii) increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior Fiscal Year contemplated by the Annual Budget for the prior Fiscal Year;

          (iv) changes in interest expense attributable to any loans made to or retired by the Partnership (including WirelessCo Loans and Partner Loans);

          (v) increases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Annual Budget for the prior Fiscal Year multiplied by the increase in the Consumer Price Index for the prior year, but in no event more than five percent (5%);

          (vi) the anticipated incurrence of costs during such Fiscal Year for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time of preparation of the Annual Budget for the prior Fiscal Year;

          (vii) the continuation of the effects of a decision made by the Managing Partner or the Partners in the prior Fiscal Year with respect to any of the matters referred to on Schedules 5.1(d)(i), 5.1(d)(ii) or 5.8 that are not reflected in the Annual Budget for the prior Fiscal Year; and

          (viii) decreases in expense attributable to non-recurring items reflected in the prior Fiscal Year's Annual Budget.

      Any budget established pursuant to this Section 5.2(c) is herein referred to as a "Default Budget."

          (d) If a Proposed Business Plan is submitted for approval pursuant to this Section 5.2 and is not approved by the Managing Partner, the Business Plan most recently approved by the Managing Partner pursuant to Section 5.2(b) shall remain in effect as the Approved Business Plan; provided, that, if a Proposed
                                                --------
Budget is approved pursuant to Section 5.2(b) (and the corresponding Proposed Business Plan is not so approved), the Approved Business Plan then in effect shall be deemed to be amended so that the Fiscal Year therein corresponding to the Fiscal Year for which such Annual Budget has been approved shall be consistent with such Annual Budget.

          (e) The day-to-day business and operations of the Partnership shall be conducted in accordance with the Approved Business Plan and the Annual Budget (or Default Budget) then in effect and the policies, strategies and standards established by the Managing Partner. The Managing Partner and the officers and employees of the Partnership shall implement the Annual Budget and Approved Business Plan.

      5.3  Employees.
           ---------

          The Managing Partner will appoint the senior management of the Partnership and will establish policies and guidelines for the hiring of employees to permit the Partnership to act as an operating company with respect to its business. The Managing Partner may adopt appropriate management incentive plans and employee benefit plans.

      5.4  Limitation of Agency.
           --------------------

          The Partners agree not to exercise any authority to act for or to assume any obligation or responsibility on behalf of the Partnership except (i) as approved by written agreement among the Partners and (ii) as expressly provided herein. No Partner shall have any authority to act for or to assume any obligations or responsibility on behalf of the other Partners under this Agreement except (i) as approved by written agreement among the Partners and
(ii) as expressly provided herein. Subject to Section 5.6, in addition to the other remedies specified herein, each Partner agrees to indemnify and hold the Partnership and the other Partners harmless from and against any claim, demand, loss, damage, liability or expense (including reasonable attorneys' fees and disbursements and amounts paid in settlement, but excluding any indirect, special or consequential damages) incurred by or against such other Partner or the Partnership and arising out of or resulting from any action taken by the indemnifying Partner in violation of this Section 5.4.

      5.5  Liability of Partners.
           ---------------------

          No Partner or former Partner, or any Affiliate thereof, nor any partner, shareholder, director, officer, employee or agent of any of the foregoing, shall be liable in damages for any act or failure to act in such Person's capacity as a Partner or otherwise on behalf of the Partnership unless such act or omission constituted bad faith, gross negligence, fraud or willful misconduct of such Person or a violation of this Agreement. Subject to Section 5.6, each Partner or former Partner, each Affiliate thereof, and each partner, shareholder, director, officer, employee and agent of any of the foregoing, shall be indemnified and held harmless by the Partnership, its receiver or trustee from and against any liability for damages and expenses, including reasonable attorneys' fees and disbursements and amounts paid in settlement, resulting from any threatened, pending or completed action, suit or proceeding relating to or arising out of such Person's acts or omissions in such Person's capacity as a Partner or (except as provided in Section 5.4) otherwise involving such Person's activities on behalf of the Partnership, except to the extent that such damages or expenses result from the bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership. Any indemnity by the Partnership, its receiver or trustee under this Section 5.5 shall be provided out of and to the extent of Partnership Property only.

      5.6  Indemnification.
           ---------------

          Any Person asserting a right to indemnification under Section 5.4, 5.5 or 9.3 shall so notify the Partnership or the other Partners, as the case may be, in writing. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnified Person shall give such notice promptly (but the failure to so notify shall not relieve the indemnifying Person from any liability which it otherwise may have to such indemnified Person hereunder except to the extent the indemnifying Person is actually prejudiced by such failure to notify). The indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel satisfactory to the indemnified

Person, if it notifies the indemnified Person in writing of its intention to do so within twenty (20) days of its receipt of such notice, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of its own choosing, which participation shall be at the indemnified Person's expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the indemnifying Person shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the Partners shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person may not take control of any investigation or defense, without the consent of any indemnified Person, if the claims involved in such proceedings involve any material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a judgment lien) on, any material property of such indemnified Person or could entail a risk of criminal liability to such indemnified Person.

          The indemnified Person shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying Person, unless the indemnifying Person shall have failed to assume the defense thereof after the notice and in the manner provided above.

          The indemnifying Person may not without the consent of the indemnified Person agree to any settlement (i) that requires such indemnified Person to make any payment that is not indemnified hereunder, (ii) that does not grant a general release to such indemnified Person with respect to the matters underlying such claim or action, or (iii) that involves the sale, forfeiture or loss of, or the creation of any Lien on, any material property of such indemnified Person.

          Notwithstanding any contrary provision of this Section 5.6, the indemnifying Person may not in connection with any such investigation, defense or settlement, without the consent of the indemnified Person, take or refrain from taking any action that would reasonably be expected to materially impair the indemnification of such indemnified Person hereunder or would require such indemnified Person to take or refrain from taking any action or to make any public statement, which such indemnified Person reasonably considers would materially adversely affect its interests.

          Upon the request of any indemnified Person, the indemnifying Person shall use reasonable efforts to keep such indemnified Person reasonably apprised of the status of those aspects of such investigation and defense controlled by the indemnifying Person and shall provide such information with respect thereto as such indemnified Person may reasonably request.

      5.7  Temporary Investments.
           ---------------------

          All Property in the form of cash not otherwise invested shall be deposited for the benefit of the Partnership in one or more accounts of the Partnership, or any of its wholly owned subsidiaries, maintained in such financial institutions as the Managing Partner shall determine or shall be invested in short-term liquid securities or other cash-equivalent assets or shall be left in escrow, and withdrawals shall be made only for Partnership purposes on such signature or signatures as the Managing Partner may determine from time to time.

      5.8  Unanimous Consent of Partners.
           -----------------------------

          Notwithstanding any contrary provision of this Agreement, no action may be taken by the Managing Partner or the Partnership in connection with any of the matters listed on Schedule 5.8 without the prior written consent of all of the Partners other than any Partner required to abstain from such a decision with respect to a particular matter by Section 8.2(b) or any other express provision of this Agreement.


                                  SECTION 6
                           PARTNERSHIP OPPORTUNITIES;
                                CONFIDENTIALITY

      6.1  Engaging in Wireless Businesses.
           -------------------------------

          (a) In General.  For so long as any Person is a Partner, neither such
              ----------
Person nor any of its Controlled Affiliates shall engage in any Competitive Activity in the Washington-Baltimore MTA except (i) through the Partnership,
(ii) as provided in Section 6.1(b) or (iii) as permitted by Section 6.3. The term "Competitive Activity" means to bid on, acquire or, directly or indirectly, own, manage, operate, join, control, or finance or participate in the ownership, management, operation, control or financing of, or to be connected as a principal, agent, representative, consultant, beneficial owner of an interest in any Person, or otherwise with, or to use or permit its name to be used in connection with, any business or enterprise that engages in the bidding for or acquisition of any Wireless Business license or engages in any Wireless Business.

          (b) Acquisition of Interests in Washington-Baltimore MTA.  Any Partner
              ----------------------------------------------------
may acquire any 10 MHz PCS license in the Washington-Baltimore MTA (in the PCS Auction or otherwise) or an interest in any entity holding or acquiring any such license, provided, that as a condition of the right of a Partner to acquire any
         --------
such license or interest such Partner shall contribute the license or interest to the Partnership as an Additional Capital Contribution immediately following the issuance or acquisition thereof and the receipt of all necessary regulatory approvals for such contribution. The other Partners shall be entitled to make an Additional Capital Contribution to the Partnership of an amount in cash necessary to prevent any dilution of their Percentage Interests immediately prior to the contribution of such license or interest to the Partnership by such Partner.

Any such dilution shall be calculated pursuant to Section 2.3(c)(ii)(B), if such contribution is made during the Initial Five-Year Period, or pursuant to Section 2.5(a)(ii), if such contribution is made subsequent to the Initial Five-Year Period. The Partner contributing any such license or interest shall be obligated to pay all costs associated with the acquisition of such license or interest. For purposes of paragraph (i) of the definition of Gross Asset Value in Section 1.10, such license or interest shall have an initial Gross Asset Value equal to the amount paid by such Partner for such license or interest.
The obligations of the Partners under this Section 6.1(b) are in addition to any obligations any Partner may otherwise have pursuant to Section 2 (other than pursuant to Section 2.5(c)) to make Additional Capital Contributions to the Partnership, and any Additional Capital Contribution made by a Partner pursuant to this Section 6.1(b) shall not be credited against or otherwise reduce the obligations of such Partner to make Additional Capital Contributions required under Section 2 (other than Section 2.5(c)).

      6.2  Enforceability and Enforcement.
           ------------------------------

          (a) The Partners acknowledge and agree that the time, scope, geographic area and other provisions of Section 6.1 have been specifically negotiated by sophisticated parties and agree that such time, scope, geographic area, and other provisions are reasonable under the circumstances. If, despite this express agreement of the Partners, a court should hold any portion of
Section 6.1 to be unenforceable for any reason, the maximum restrictions of time, scope and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held to be unenforceable.

          (b) The Partnership shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting any bond or other security, to prevent any breach of Section 6.1, which rights shall be cumulative and in addition to any other rights or remedies to which the Partnership may be entitled.

      6.3  General Exceptions to Section 6.1.
           ---------------------------------

          The restrictions set forth in Section 6.1 on Competitive Activities shall not be construed to prohibit any of the following actions by a Partner and its Controlled Affiliates except to the extent any such action would (i) cause the Partnership (including the ownership of its assets and the conduct of its business) to be in violation of any law or regulation or otherwise result in any restriction or other limitation on the Partnership's ownership of its assets or conduct of its business or (ii) in any way impair, prevent or delay the ability of the Partnership to hold, utilize or maintain the License:

          (a) The acquisition or ownership of any debt or equity securities registered pursuant to the Securities Exchange Act of 1934, so long as such securities (i) do not represent more than five percent (5%) of the aggregate voting power of the outstanding capital stock of any Person that engages in a Competitive Activity (assuming the conversion, exercise or exchange of all such securities held by such Partner or its Controlled Affiliates that are convertible, exercisable or exchangeable into or for voting stock) or (ii) in the case of debt securities, entitle the holder to receive only interest or other returns that are fixed, or vary by reference to an index or formula that is not based on the value or results of operations of such Person;

          (b) The acquisition (through merger, consolidation, purchase of stock or assets, or otherwise) of a Person or an interest in a Person, which engages (directly or indirectly through an Affiliate that is controlled by such Person) in any Competitive Activity if the Competitive Activity does not constitute a material portion, in terms of revenues or fair market value, of the businesses acquired in such acquisition or conducted by the Person in which such interest is acquired, provided, in each case, that such Partner or Controlled Affiliate divests itself of the Competitive Activity or interest therein as soon as is practicable, but in no event later than twenty-four (24) months, after the acquisition;

          (c) The continued holding of an equity interest in a Person that commences a Competitive Activity following the acquisition of such equity interest if neither the Partner nor its Controlled Affiliate has any responsibility or control over the conduct of such Competitive Activity, does not permit its name to be used in connection with such Competitive Activity and uses all commercially reasonable efforts, including voting its equity interest, to cause such Person to cease such Competitive Activity;

          (d) The conduct by any Partner or its Controlled Affiliates of any Competitive Activity involving the provision of any product or service that is an ancillary value-added addition to a Wireless Business and which does not itself require an FCC license (including operator services, location services and weather, sports and other information services), provided that the Post or
                                                     --------
its Controlled Affiliates may provide such products and services whether or not the provision thereof requires an FCC license;

          (e) The conduct by WirelessCo or any of its Controlled Affiliates of any Competitive Activity that is a necessary component of or an incidental part of the conduct of a Principal Business or the entering into by WirelessCo or any of its Controlled Affiliates of an arrangement with an independent third party for the provision of any services included in the Wireless Business that is a necessary component of or an incidental part of the conduct of a Principal Business, so long as, in each case, WirelessCo (or its Controlled Affiliate) shall first use all commercially reasonable efforts to negotiate agreements with the Partnership, which are reasonable in the independent judgment of both parties, pursuant to which the Partnership would provide such services included in such Principal Business on terms no less favorable to WirelessCo (or its Controlled Affiliate) than WirelessCo (or its Controlled Affiliate) could obtain from an independent third party or could provide itself;

          (f) The conduct by any Partner or its Controlled Affiliates of any Competitive Activity in the Washington-Baltimore MTA or any part thereof, either directly or indirectly through an ownership interest in or other relationship with any other Person, where such Competitive Activity involves the development of technology or the provision of any product or service on a regional or national basis, provided that the conduct of the Competitive Activity in the Washington-Baltimore MTA does not constitute a material portion, in terms of revenues or fair market value, thereof;

          (g) Comcast and its Controlled Affiliates may participate in regional marketing activities within the Comcast Area for the purpose of: (i) selling to its "In-Territory Customers" (as defined below) wireless services within the Washington-Baltimore MTA; and (ii) obtaining distribution from its "In-Territory Distributors" (as defined below) of wireless services within the Washington-Baltimore MTA; provided that (A) Comcast and its Controlled Affiliates do not maintain or deploy any sales personnel, sales office or other direct sales presence, or otherwise advertise or promote the Comcast brand or any other brand, in the Washington-Baltimore MTA outside of the Comcast Area, (B) Comcast and its Controlled Affiliates do not own or lease any wireless transmission facilities outside of the Comcast Area in connection therewith and (C) in obtaining the distribution contemplated under clause (ii) above, Comcast and its Controlled Affiliates subcontract the provision of wireless services outside the Comcast Area to a third party provider only if such services cannot be subcontracted to the Partnership without material adverse consequences for Comcast's and its Controlled Affiliates' ability to participate in such regional marketing activities. For the purposes of this Agreement, an "In-Territory Customer" is a customer that has a business location in the Comcast Area and places the order for the services described above through Comcast and its Controlled Affiliates in the Comcast Area. For the purposes of this Agreement, an "In-Territory Distributor" is a distributor that has a business location in the Comcast Area and requires that a regional contract be entered into by Comcast and its Controlled Affiliates in the Comcast Area. The term "Comcast Area" means (i) the following cellular license areas (or portions thereof) in New Jersey: Hunterdon NJ1 RSA, New Brunswick MSA, Long Branch MSA, Trenton MSA, Allentown, PA MSA, Philadelphia MSA, Ocean NJ2 RSA, Atlantic City MSA, Vineland-Millville MSA, and Wilmington, DE MSA; (ii) Delaware; (iii) Maryland RSA2; (iv) counties in Pennsylvania in which Comcast and its Controlled Affiliates engage in the cellular business on the date hereof, and all counties in Pennsylvania contiguous thereto; (v) the Philadelphia MTA; and (vi) minor overlaps into any territory adjoining any of the areas included in clauses (i) - (v) above required to efficiently provide services in such area, and shall include any area in which Comcast and its Controlled Affiliates at such time own a controlling interest in a PCS license which was permitted to be acquired under
Section 6.4(b) of the Agreement of Limited Partnership of WirelessCo, L.P., dated as of October 24, 1994; and

          (h) Subject to the limitations set forth in Section 6.4 of the Agreement of Limited Partnership of WirelessCo, L.P., dated as of October 24, 1994, Comcast and its Controlled Affiliates may engage in any Competitive Activities with respect to any Wireless Business in the Comcast Area.

Notwithstanding anything to the contrary in this Section 6, (i) any investment fund in which a Partner or any of its Controlled Affiliates has an investment (including pension funds) that invests funds on behalf of and has a fiduciary duty to third party investors shall be permitted to engage in or invest in entities engaged in any activity whatsoever, provided
                                                                       --------
that neither such Partner nor any of its Controlled Affiliates, directly or indirectly, exercises any management or operational control whatsoever in any such entity engaging in a Wireless Business, and (ii) this Section 6 shall not prevent any partner of WirelessCo or any of such partner's Controlled Affiliates from engaging in any Competitive Activity that it is permitted to engage in under the terms of the Agreement of Limited Partnership of WirelessCo, dated October 24, 1994, without the requirement of any waiver of or amendment to the provisions of such partnership agreement.

      6.4  Freedom of Action.
           -----------------

          Except as set forth in this Section 6, no Partner or Affiliate of a Partner shall have any obligation not to (i) engage in the same or similar activities or lines of business as the Partnership or develop or market any products or services that compete, directly or indirectly, with those of the Partnership, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Partnership, (iii) do business with any client or customer of the Partnership, or (iv) employ or otherwise engage a former officer or employee of the Partnership.

      6.5  Confidentiality.
           ---------------

          (a) Maintenance of Confidentiality.  Each Partner and its Controlled
              ------------------------------
Affiliates (each a "Restricted Party") shall, and shall cause their respective officers, directors, employees, attorneys, accountants, consultants and other agents and advisors (collectively, "Agents") to, keep secret and maintain in confidence the terms of this Partnership Agreement and all confidential and proprietary information and data of the Partnership and the other Partners or their Affiliates disclosed to it (in each case, a "receiving party") in connection with the formation of the Partnership and the conduct of the Partnership's business (the "Confidential Information") and shall not disclose Confidential Information, and shall cause their respective Agents not to disclose Confidential Information, to any Person other than the Partners, their Controlled Affiliates, their respective Agents that need to know such Confidential Information, or the Partnership. Each Partner further agrees that it shall not use the Confidential Information for any purpose other than monitoring and evaluating its investment, determining and performing its obligations and exercising its rights under this Agreement, and WirelessCo further agrees that it will disclose Confidential Information to its partners only pursuant to undertakings (for the benefit of WirelessCo and the Partnership) by its partners that they will use the Confidential Information solely for the purpose of monitoring and evaluating their investment in WirelessCo and determining and performing their obligations and exercising their rights under the WirelessCo partnership agreement. The Partnership and each Partner shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Affiliates or any of their respective Agents.

          (b) Permitted Disclosures.  Nothing herein shall prevent the
              ---------------------
Partnership, any Restricted Party or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives in the course of the business of the Partnership which:

          (i) has been published or is in the public domain through no fault of the receiving party;

          (ii) prior to receipt hereunder (or under that certain Non-Disclosure Agreement, dated as of November 30, 1994, by and between WirelessCo and the Partnership) was properly within the legitimate possession of the receiving party or, subsequent to receipt hereunder (or under such agreement), is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the Confidential Information and without notice of any restriction against its further disclosure;

          (iii) is independently developed by the receiving party through parties who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

          (iv) is disclosed to a third party with the written approval of the party originally disclosing such information, provided that such Confidential
                                              --------
Information shall cease to be confidential and proprietary information covered by this Agreement only to the extent of the disclosure so consented to;

          (v) subject to the receiving party's compliance with paragraph (d) below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a Governmental Authority, provided
                                                                        --------
that such Confidential Information to the extent covered by a protective order or equivalent shall otherwise continue to be Confidential Information required to be held confidential for purposes of this Agreement; or

          (vi) subject to the receiving party's compliance with paragraph (d) below, is required to be disclosed by applicable law or a stock exchange or association on which such receiving party's securities (or those of its Affiliate) are listed.

          (c) Notwithstanding this Section 6.5, any Partner may provide Confidential Information (i) to other Persons considering the acquisition (whether directly or indirectly) of all or a portion of such Partner's Interest pursuant to Section 12 of this Agreement or (ii) to any financial institution in connection with the provision of funds by such financial institution to such Partner, so long as prior to any such disclosure such other Person or financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided the Partners and the Partnership in this Section 6.5.

          (d) In the event that any receiving party (i) must disclose Confidential Information in order to comply with applicable law or the requirements of a stock exchange or association on which such receiving party's securities or those of its Affiliates are listed or (ii) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise) to disclose any Confidential Information, the receiving party shall provide the disclosing party with prompt written notice so that in the case of clause (i) above, the disclosing party can work with the receiving party to limit the disclosure to the greatest extent possible consistent with legal obligations, or in the case of clause (ii) above, the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement.
In the event that the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the receiving party shall, and shall cause its employees to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense. Failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the receiving party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

          (e) Any press release concerning this Agreement or the operation of the Partnership shall be approved by all Partners.

          (f) The obligations under this Section 6.5 shall survive (i) as to all Partners, the termination of the Partnership, (ii) as to any Partner, such Partner's withdrawal therefrom (or otherwise ceasing to be a Partner) and (iii) as to any Person, such Person's ceasing to be an Affiliate or Agent of a Partner, in each case for a period of two (2) years from the date of such termination, withdrawal or cessation, as the case may be; provided, that such
                                                          --------
obligations shall continue indefinitely with respect to any trade secret or similar information that is proprietary to the Partnership and provides the Partnership with an advantage over its competitors.


                                  SECTION 7
                       ROLE OF EXCLUSIVE LIMITED PARTNERS

          Except as otherwise provided in this Agreement, an Exclusive Limited Partner shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

                                  SECTION 8
           TRANSACTIONS WITH PARTNERS; CERTAIN ADDITIONAL AGREEMENTS

      8.1  Transactions with Partners.
           --------------------------

          (a) Preferred Provider.  The Partnership shall contract with each
              ------------------
Partner, its Affiliates and third parties, as appropriate, on a negotiated arms-length basis, for services it may require, which may include billing and information systems and marketing and sales services. The Partnership may in the normal course of its business enter into transactions with the Partners and their respective Affiliates, provided that the Managing Partner, acting in
                             --------
accordance with Section 8.2(b), has determined that the price and other terms of such transactions are fair to the Partnership and that the price and other terms of such transaction are not less favorable to the Partnership than those generally prevailing with respect to comparable transactions involving non-Affiliates of Partners. Subject to the foregoing, the Managing Partner, acting in accordance with Section 8.2(b), may in its discretion elect from time to time to provide rights of first opportunity to the Partners or their Affiliates to provide services to the Partnership; provided that the Managing Partner shall
                                     --------
have adopted procedures (including conflict avoidance procedures) relating generally to such right of first opportunity arrangements, and the provision of such rights and all matters related to the exercise thereof shall be subject to and effected in a manner consistent with such procedures. The Partnership is expressly authorized to enter into the agreements expressly referred to in this
Section 8.1.

          (b) Access to Technical Information.  Subject to the provisions of
              -------------------------------
Sections 6 and 11.4 of this Agreement and to applicable confidentiality restrictions, the Partnership shall grant to each Group Partner and its Controlled Affiliates access to Technical Information. Such access shall be granted at such reasonable times and locations and on such other reasonable terms as the Managing Partner may approve in accordance with Section 8.2(b). Subject to Section 6 and, in the case of Licensed Rights, to the terms and conditions contained in the related license to the Partnership, the Partnership shall grant to any such Partner or its Controlled Affiliate a license to use any Technical Information Rights to which it is granted access pursuant to this
Section 8.1(b), which license shall provide for royalties and fees and other terms and conditions that are generally prevailing with respect to comparable transactions involving unrelated third parties and are at least as favorable to such Partner or its Controlled Affiliate as those generally prevailing with respect to comparable licenses (if any) granted to non-Affiliates of Partners.

          (c) Support By WirelessCo Partners.  To the extent permitted by
              ------------------------------
applicable law, WirelessCo agrees that it will use all commercially reasonable efforts to cause its partners to provide appropriate services to the Partnership in the Washington-Baltimore MTA. Such services may include antenna sites and/or strand mounting of RF and transmission equipment owned by the Partnership or any Affiliate of the Partnership, and transmission facilities between cell sites and designated switching locations. Services also may include provision of primary power, standby power and maintenance. Pricing of the foregoing services will be negotiated at a local level and is expected to reflect all relevant costs plus a reasonable return.

          (d)  FCC Action.
               ----------

          (i) Should a change in FCC policy or rules make it necessary to obtain FCC Approval for the implementation, continuation or further effectuation of any term or provision of this Agreement, the Partners shall use all commercially reasonable efforts to diligently prepare, file and prosecute before the FCC all petitions, waivers, construction applications, amendments, rulemaking comments and other related documents necessary to secure and/or retain FCC Approval of all aspects of this Agreement or conformance with FCC rules or regulations. The Group Partners shall bear in equal measure the costs of preparation of such documents and prosecution of such actions. Notwithstanding any provision in this Agreement to the contrary, the Partners acknowledge and agree that no such filing shall be made with the FCC with respect to this Agreement unless all Partners have reviewed such filing and consented to its submission.

          (ii) In the event the FCC determines that this Agreement is inconsistent with the terms and conditions of the License or is otherwise contrary to FCC policies, rules and regulations, or if regulatory or legislative action subsequent to the date hereof alters the permissibility of this Agreement under the FCC's rules or other applicable law, rules or regulations, the Partners shall renegotiate this Agreement in good faith and recast this Agreement, preserving to the extent possible the economic and other arrangements set forth herein.

      8.2  Additional Agreements of the Partners.
           -------------------------------------

          (a) MFJ.  Each Partner agrees that neither it nor any of its
              ---
Controlled Affiliates shall take any action which (i) causes such Partner or the Partnership to become a BOC or (ii) which causes the Partnership to become a BOC Affiliated Enterprise or an entity subject to any restriction or limitation under Section II of the MFJ if, in the case of an event specified in clause (ii) above, such event would have a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of the Partnership.

          (b) Interested Party Transactions.  Each Partner agrees that any
              -----------------------------
contract, agreement, relationship or transaction between the Partnership or any of its subsidiaries, on the one hand, and such Partner or any Person in which such Partner (including its Controlled Affiliates) has a direct or indirect material financial interest or which has a direct or indirect material financial interest in such Partner (provided that a Person shall not be deemed to have such an interest solely as a result of its ownership of less than 10% (by value) of the outstanding economic interests in a Publicly Held Parent of a Partner (or a Publicly Held Intermediate Subsidiary of such Parent)) (each, an "Interested Person") on the other hand, shall be approved and all decisions with respect thereto (including the determination to amend, terminate or abandon any such contract or agreement, whether there has been a breach thereof and whether to exercise, waive or release any rights of the Partnership with respect thereto) shall be made (after full disclosure by the interested Partner of all material facts relating to such matter) by the Managing Partner; provided, however, if the
                                                  -------- --------
Managing Partner is an interested Partner, all actions to be taken or decisions to be made pursuant to this Section 8.2(b) shall require the approval of the Group Partners (excluding the Managing Partner) holding more than fifty percent (50%) of the Percentage Interests then held by all Group Partners (excluding the Managing Partner), which approval shall not be unreasonably withheld. For purposes of the foregoing, a disinterested Partner is a Partner that is not a party to, and does not have an Interested Person that is a party to, the contract, agreement, relationship or transaction in question.

          (c) Foreign Ownership.  Each Partner agrees that neither it nor any of
              -----------------
its Controlled Affiliates will take any action that (i) causes the Partnership to violate any federal laws or regulations restricting foreign ownership of the Partnership (including 47 U.S.C. 310(b) and the rules and regulations promulgated thereunder by the FCC) (the "Ownership Restrictions") or (ii) would cause the Partnership to be in violation of the Ownership Restrictions assuming that Sprint Corporation is twenty-eight percent (28%) foreign owned (as measured by the Ownership Restrictions).

          (d) Advice of Changes in Government Filings; Petitions to Deny.  Each
              ----------------------------------------------------------
Partner shall promptly advise the other Partners orally and in writing of any change or event known to such Partner having or which, insofar as can reasonably be foreseen, could have a material adverse effect on the right of the Partnership to hold or use the License. Each Partner shall promptly provide the other Partners with copies of all filings made by it or any of its Controlled Affiliates with any Governmental Authority in connection with the License.
Each Partner shall promptly provide the other Partners with copies of all petitions to deny or similar petitions with the FCC or any other Governmental Authority by any Person challenging or questioning the right of the Partnership to hold or use the License or otherwise in connection with this Agreement and the transactions contemplated hereby.

          (e) Actions Affecting the License.  Neither APC or WirelessCo, nor any
              -----------------------------
of their Controlled Affiliates, shall take or fail to take, or cause the Partnership to take or fail to take, any action (including actions relating to the initial buildout of the Partnership's PCS system) that would result in the revocation of the Partnership's right to hold or use the License.

          (f) WirelessCo Financial Obligations.  If necessary, WirelessCo shall
              --------------------------------
draw on the Letters of Credit to fund its Additional Capital Contribution and other funding obligations under Sections 2.3(b) and 2.4; provided if the
                                                         --------
aggregate commitment represented by the Letters of Credit falls below $250 million, WirelessCo shall provide to the Partnership and to APC evidence reasonably satisfactory to the Partnership and to APC that WirelessCo is able to satisfy its Additional Capital Contribution and other funding obligations under Sections 2.3(b) and 2.4. WirelessCo shall be deemed to have satisfied the condition set forth in the proviso contained in the immediately preceding sentence if (i) WirelessCo delivers to APC a balance sheet of WirelessCo certified as accurate by WirelessCo's chief financial officer reflecting a net worth of at least $250 million, or (ii) WirelessCo certifies to APC that WirelessCo has obtained credit facilities that would permit WirelessCo to borrow an amount equal to or greater than WirelessCo's remaining unfunded Additional Capital Contribution and other funding obligations under Sections 2.3(b) and 2.4.

      8.3  Additional Agreements of APC.
           ----------------------------

          APC hereby covenants and agrees (except as expressly contemplated or permitted by this Agreement or to the extent that WirelessCo shall otherwise consent in writing):

          (a) Completion of Initial Buildout.  APC shall, in its capacity as
              ------------------------------
Managing Partner, cause the Partnership to satisfy the initial buildout requirement under the License on or before the third (3rd) anniversary of the date the License was issued to the Partnership. Notwithstanding the foregoing, no breach of this Section 8.3(a) shall be deemed to have occurred if the Partnership's failure to satisfy the initial buildout requirement under the License by such date was caused by WirelessCo's failure to satisfy its Additional Capital Contribution and other funding obligations under Sections 2.3 and 2.4, and such three (3) year period shall be tolled to the extent, and for so long as such condition exists, the Partnership's failure to satisfy the initial buildout requirement under the License was caused by (i) an FCC order or any other injunction issued by any Governmental Authority prohibiting the Partnership from continuing construction of its PCS system, or (ii) any act of God, act of war or insurrection, civil unrest or general work stoppage.

          (b) Additional Financing.  APC will use commercially reasonable
              --------------------
efforts to obtain, to the extent APC does not otherwise have access to sufficient funds, additional financing to fund its obligations to make Additional Capital Contributions pursuant to Section 2.3(a).

      8.4  Effect of Breach.
           ----------------

          If any Partner commits, or has committed, a breach of any of the provisions of Sections 8.2(e), 8.3(a), 9.2(a), 9.2(b) or 9.2(c), and such breach results in the forfeiture or cancellation of the Partnership's right to hold or use the License, the non-breaching Partners shall be released, effective as of the date of such forfeiture or cancellation, from their obligations under this Agreement except (A) as otherwise provided in Section 6, (B) any obligations or liabilities arising out of a breach of this Agreement or pursuant to Section 5.5, and (C) any obligations or liabilities based on events occurring, arising or maturing prior to the date that such breach occurred.


                                   SECTION 9
                         REPRESENTATIONS AND WARRANTIES

      9.1  Representations and Warranties of the Partners.
           ----------------------------------------------

      Each Partner hereby represents and warrants that as of the date hereof:

          (a) Due Formation; Authorization of Agreement.  Such Partner is a
              -----------------------------------------
corporation duly organized or a partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Partner has the corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or partnership action. Assuming the due execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Partner enforceable against such Partner in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

          (b) No Conflict with Restrictions; No Default.  Neither the execution,
              -----------------------------------------
delivery and performance of this Agreement nor the consummation by such Partner of the transactions contemplated hereby

          (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any other Governmental Authority, or any arbitrator, applicable to such Partner or any of its Controlled Affiliates,

          (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws or partnership agreement of such Partner or any of its Controlled Affiliates or of any material agreement or instrument to which such Partner or any of its Controlled Affiliates is a party or by which such Partner or any of its Controlled Affiliates is or may be bound or to which any of its material properties or assets is subject (other than any such conflict, violation, breach or default that has been validly and unconditionally waived),

          (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such Partner or any of its Controlled Affiliates is a party or by which such Partner or any of its Controlled Affiliates is or may be bound, or

          (iv) will result in the creation or imposition of any Lien upon any of the material properties or assets of such Partner or any of its Controlled Affiliates, in each case which could reasonably be expected to have a material adverse effect on the Partnership or to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner.

          (c) Governmental Authorizations.  Any registration, declaration or
              ---------------------------
filing with, or consent, approval, license, permit or other authorization or order by, any Governmental Authority that is required to be obtained by such Partner as of the date hereof in connection with the valid execution, delivery, acceptance and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been or will be completed, made or obtained on or before the effective date of this Agreement.

          (d) Litigation.  Except as set forth on Schedule 9.2(c) hereto, there
              ----------
are no actions, suits, proceedings or investigations pending or, to the knowledge of such Partner, threatened against or affecting such Partner or any of its Controlled Affiliates or any of their properties, assets or businesses in any court or before or by any other Governmental Authority or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could), reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner; and such Partner or any of its Controlled Affiliates has not received any currently effective notice of any default, and such Partner or any of its Controlled Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any other Governmental Authority, or any arbitrator which default could reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner.

          (e) MFJ.  Such Partner is not a BOC, a BOC Affiliated Enterprise or an
              ---
entity subject to any restrictions under Section II of the MFJ.

          (f) Finders Fees.  There is no investment banker, broker or finder
              ------------
which has been retained by or is authorized to act on behalf of such Partner who might be entitled to any fee or commission from any other Partner or the Partnership upon consummation of the transactions contemplated by this Agreement.

     9.2  Representations and Warranties of APC Regarding the Existing Business.
          ---------------------------------------------------------------------

     APC hereby represents and warrants to WirelessCo as follows:

          (a) License.  The Partnership has satisfied all terms and conditions
              -------
required to be satisfied on or before the date hereof imposed by the FCC, by any other Governmental Authority, or by federal law as a condition of the award of the License, including, but not limited to, the FCC's pioneers' preference rules as codified at 47 C.F.R. Sections 1.402, 1.403 and 5.207 (1993); orders issued in Federal Communications Commission dockets ET Docket No. 93-266, GEN Docket No.

90-314 and GEN Docket No. 90-217; and conditions imposed as of the date hereof in response to APC's application for authority to provide broadband PCS service on frequency block "A" of the Washington-Baltimore MTA.

          (b) Compliance with Laws.  The Partnership has not made any untrue
              --------------------
statement of fact, or omitted to disclose any facts, to the FCC or any other Governmental Authority or taken or failed to take any action, which misstatements, omissions, actions or failures to act, individually or in the aggregate, subject or could reasonably be expected to subject the Partnership to forfeit its right to hold or use the License.

          (c) Litigation.  Except as set forth on Schedule 9.2(c) hereto, there
              ----------
are no actions, suits, proceedings or investigations pending or, to the knowledge of APC, threatened against or affecting the Partnership in, before or by any Governmental Authority or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could) reasonably be expected to affect the right of the Partnership to hold or use the License or impose any material restrictions or limitations on the Partnership's ownership of the License or the operation of its business; and the Partnership has not received any currently effective notice of any default, and the Partnership is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any Governmental Authority or any arbitrator that could reasonably be expected to affect the right of the Partnership to hold or use the License or impose any material restrictions or limitations on the Partnership's ownership of the License or the operation of its business.

          (d) Certain Conditions Not Present.  Except as set forth on Schedule
              ------------------------------
9.2(d) attached hereto, to the knowledge of APC, there are no liabilities of the Partnership of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for those liabilities and obligations (i) reflected or reserved against in (A) the balance sheet of the Partnership at December 31, 1993 and the related statements of income (loss) and changes in partners' capital for the year then ended (including the notes thereto, if any) or (B) the balance sheet of the Partnership at November 30, 1994 and the related statements of income (loss) and changes in partners' capital for the eleven-month period then ended (including the notes thereto, if any), (ii) incurred or accrued since November 30, 1994 in the ordinary and normal course of the Existing Business (including obligations relating to employee salaries and benefits), (iii) arising under the contracts, commitments, and agreements listed on Schedule 1.10(a) attached hereto, or (iv) that, individually or in the aggregate, are not material to the Existing Business taken as a whole.

          (e) Condition of Equipment.  The machinery, equipment, furniture,
              ----------------------
vehicles and other tangible personal property of the Partnership are in adequate operating condition for the continued conduct of the Existing Business as it is presently conducted.

          (f) Title to Property; Liens.  Except as set forth in Schedule 1.10(a)
              ------------------------
or in Schedule 9.2(f) attached hereto, the Partnership has title to all of the assets included in the Existing Business, free and clear of all Liens, except for Liens that, individually or in the aggregate, are not material to the Existing Business taken as a whole.

          (g) Leases.  Each lease for real or personal property included in the
              ------
Existing Business (i) is in full force and effect in accordance with its terms, and (ii) has not been modified or amended; and APC has not received any written notice of any breach or default with respect to such leases, the consequences of which would result, individually or in the aggregate, in a material adverse effect on the Existing Business taken as a whole.

          (h) No Breach.  Each permit, contract, agreement, lease, policy,
              ---------
license, plan, commitment, arrangement and understanding (whether evidenced by a written document or otherwise) referred to in this Agreement or in Schedule 1.10(a) hereto, under which the Partnership has any right, interest or obligation (i) is in full force and effect and (ii) to the knowledge of APC, is not subject to any threatened amendment, cancellation or outstanding dispute; and the Partnership is not in breach of, and there does not exist any default, or event which, with the giving of notice or the lapse of time or both, would become a breach or default, and there is no basis for any valid claim of a default in any respect, under such permits, contracts, agreements, leases, policies, licenses, plans, commitments, arrangements or understandings, the consequences of which would result, individually or in the aggregate, in a material adverse effect on the Existing Business taken as a whole.

          (i) Assets Necessary to Existing Business.  (i) The Partnership (A)
              -------------------------------------
owns or has a valid leasehold interest in, all tangible and intangible assets and properties necessary to allow it to conduct the Existing Business, (B) possesses all consents, authorizations, approvals and permits that are material to the Existing Business, and all such consents, authorizations, approvals and permits are valid, and (C) is a party to all agreements, in each case necessary to permit the Partnership to continue to carry on the Existing Business substantially as being conducted on the date of this Agreement, and (ii) all of the assets, properties and contract rights relating to the Existing Business are set forth on Schedule 1.10(a).

         (j) Environmental Protection.  Except as set forth on Schedule
             ------------------------
9.2(j) attached hereto,

          (i) The Partnership (with respect to the Existing Business) has obtained all permits relating to pollution or protection of health, safety or the environment required under applicable law, including, without limitation, those regulating emissions, discharges or releases of Hazardous Substances (as defined in CERCLA, as amended by SARA, "Hazardous Waste," and "Regulated Substances," as defined by RCRA) into ambient air, surface water, ground water, or land, or the resulting treatment, storage or disposal of Hazardous Substances, except for such permits the failure of the Partnership to obtain which, individually or in the aggregate, would not have a material adverse effect on the Existing Business taken as a whole;

          (ii) The Partnership has taken all actions necessary under applicable law to register any regulated products or materials relating to the Existing Business, required to be registered thereunder, except to the extent that the failure to take any such actions, individually or in the aggregate, would not have a material adverse effect on the Existing Business taken as a whole;

          (iii) APC is not aware of, nor has APC received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which APC reasonably expects would result in claims or liabilities, based on or related to alleged on-site or off-site contamination with respect to or affecting the Existing Business and property related thereto that, individually or in the aggregate, would have a material adverse effect on the Existing Business taken as a whole; and

          (iv) To the knowledge of APC, there is not now on or in any of the properties currently owned, leased or rented by or otherwise used in the Existing Business any leaking underground storage tanks or surface impoundments which, if determined by any Governmental Authority to be in violation of any law related to public or occupational safety, pollution and protection of the environment, would have a material adverse effect on the Existing Business taken as a whole.

          (k) Intellectual Property.  Except as set forth on Schedule 9.2(k)
              ---------------------
attached hereto, (i) the Partnership has the sole and exclusive right to use the PathGuard Technology, and the consummation of the transactions contemplated by this Agreement would not alter or impair any such rights, (ii) no claims have been asserted by any Person for the use of the PathGuard Technology or challenging or questioning the validity or effectiveness of any patent or other license or agreement to use the PathGuard Technology, and APC has no knowledge of any valid basis for any such claim, and (iii) to the knowledge of APC, the use of the PathGuard Technology by the Partnership does not infringe upon the rights of any other Person.

          (l) Control.  The Post is not, nor has it ever been, in de facto
              -------                                             -- -----
control of the Partnership under applicable FCC rules and regulations.

      9.3  Liability for Breach.
           --------------------

          APC shall indemnify WirelessCo for any Damages incurred by WirelessCo as a result of APC's breach of any representation and warranty set forth in
Section 9.2 in accordance with the procedures set forth in Section 5.6. APC's liability for any such breach shall be limited to the excess, if any, of the amount of the Damages incurred by WirelessCo as a result of such breach over the indemnification obligation of the Post to WirelessCo pursuant to the terms of the Purchase Agreement. Notwithstanding any contrary provision of this Section 9.3, in no event shall APC's aggregate liability to WirelessCo for any and all breaches except for any breach caused by a fraudulent misrepresentation of the representations and warranties set forth in Section 9.2, taken together, exceed the sum of $12,000,000.


                                   SECTION 10
                         ACCOUNTING, BOOKS AND RECORDS

      10.1  Accounting, Books and Records.
            -----------------------------

          The Partnership shall maintain at its principal office separate books of account for the Partnership which (i) shall fully and accurately reflect all transactions of the Partnership, all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with GAAP or, to the extent inconsistent therewith, in accordance with this Agreement and (ii) shall include all documents and other materials with respect to the Partnership's business as are usually entered and maintained by persons engaged in similar businesses. The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly. Subject to Section 10.4, any Partner or its designated representative shall have the right, at any reasonable time and for any lawful purpose related to the affairs of the Partnership or the investment in the Partnership by such Partner, (i) to have access to and to inspect and copy the contents of such books or records, (ii) to visit the facilities of the Partnership and (iii) to discuss the affairs of the Partnership with its officers, employees, attorneys, accountants, customers and suppliers. The Partnership shall not charge such Partner for such examination and each Partner shall bear its own expenses in connection with any examination made for any such Partner's account.

      10.2  Reports.
            -------

          (a) In General.  The chief financial officer of the Partnership shall
              ----------
be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Accountants.

          (b) Periodic and Other Reports.  The Partnership shall cause to be
              --------------------------
delivered to each Partner the financial statements listed in clauses (i) through
(iii) below, prepared, in each case, in accordance with GAAP (and, if required by any Partner or its Controlled Affiliates for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X), and such other reports as any Partner may reasonably request from time to time, provided that, if the Managing
                                                  --------
Partner so determines within thirty (30) days thereof, such other reports shall be provided at such requesting Partner's sole cost and expense. Such financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the financial condition and results of operations reported therein and the corresponding amounts for the applicable period or periods in the Approved Business Plan. The monthly and quarterly financial statements referred to in clauses (ii) and (iii) below may be subject to normal year-end audit adjustments.

          (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than seventy-five (75) days after the end of such Fiscal
Year) and at such time as distributions are made to the Partners pursuant to
Section 14.2 following the occurrence of a Liquidating Event, a balance sheet of the Partnership as of the end of such Fiscal Year and the related statements of operations, Partners' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Accountants, and in each case, to the extent the Partnership was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

          (ii) As soon as practicable following the end of each of the first three fiscal quarters of each Fiscal Year (and in any event not later than forty
(40) days after the end of each such fiscal quarter), a balance sheet of the Partnership as of the end of such fiscal quarter and the related statements of operations, Partners' Capital Accounts and changes therein, and cash flows for such fiscal quarter and for the Fiscal Year to date, in each case, to the extent the Partnership was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's fiscal quarter and interim period corresponding to the fiscal quarter and interim period just completed.

          (iii) As soon as practicable following the end of each of the first two calendar months of each fiscal quarter (and in any event not later than thirty (30) days after the end of such calendar month), a balance sheet as of the end of such month and statements of operations for the interim period through such month and the monthly period then ended, setting forth in comparative form the corresponding figures from the Business Plan for such month and the interim period through such month.

          The quarterly or monthly statements described in clauses (ii) and
(iii) above shall be accompanied by a written certification of the chief financial officer of the Partnership that such statements have been prepared in accordance with GAAP or this Agreement, as the case may be.

      (c) Reporting Obligations During Initial Buildout Period.
          ----------------------------------------------------

          (i) During the Initial Buildout Period, the Managing Partner shall cause to be delivered to each other Partner, as soon as practicable following the end of each fiscal quarter of each Fiscal Year (and in any event not later than fifteen (15) days after the end of each such fiscal quarter), a status report certified by the chief financial officer of the Partnership evaluating the Partnership's progress with respect to the buildout of the Partnership's PCS system.

          (ii) During the Initial Buildout Period, the Partnership shall promptly provide to each Partner copies of all filings, notices and other correspondence with the FCC relating to the License.

      10.3  Tax Returns and Information.
            ---------------------------

          (a) APC shall act as the "Tax Matters Partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code (and in any similar capacity under applicable state or local law) (the "Tax Matters Partner"); provided that WirelessCo shall act as such "Tax Matters Partner" for any taxable
- - --------
year during which (i) WirelessCo is a general partner for any portion thereof and (ii) WirelessCo's Percentage Interest is fifty percent (50.0%) or greater on the last day of such taxable year. The Tax Matters Partner shall take reasonable action to cause each other Partner to be treated as a "notice partner" within the meaning of Section 6231(a)(9) of the Code. All reasonable expenses incurred by a Partner while acting in its capacity as Tax Matters Partner shall be paid or reimbursed by the Partnership. Each other Partner shall have the right to have five (5) Business Days advance notice from the Tax Matters Partner of the time and place of, and to participate in (i) any material aspect of any administrative proceeding relating to the determination of Partnership items at the Partnership level and (ii) any material discussions with the Internal Revenue Service relating to the allocations pursuant to
Section 3 of this Agreement. The Tax Matters Partner shall not initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6232 of the Code that would legally bind any other Partner or the Partnership without the unanimous written consent of all Group Partners. The Tax Matters Partner shall from time to time upon request of any other Partner confer, and cause the Partnership's tax attorneys and Accountants to confer, with such other Partner and its attorneys and accountants on any matters relating to a Partnership tax return or any tax election.

          (b) The Tax Matters Partner shall cause all federal, state, local and other tax returns and reports (including amended returns) required to be filed by the Partnership to be prepared and timely filed with the appropriate authorities and shall cause all income or franchise tax returns or reports required to be filed by the Partnership to be sent to each Partner for review at least fifteen (15) Business Days prior to filing. Unless otherwise determined by the Managing Partner, all such income or franchise tax returns of the Partnership shall be prepared by the Accountants. The cost of preparation of any returns by the Accountants or other outside preparers shall be borne by the Partnership. In the event of a Transfer of all or part of an Interest, the Tax Matters Partner shall at the request of the transferee cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's property; provided, however, that such transferee shall reimburse
                        --------  -------
the Partnership promptly for all costs associated with such basis adjustment, including bookkeeping, appraisal and other similar costs. Except as otherwise expressly provided herein, all other elections required or permitted to be made by the Partnership under the Code (or applicable state or local tax law) shall be made in such manner as may be determined by the Managing Partner to be in the best interests of the Partners as a group.

          (c) The Tax Matters Partner shall cause to be provided to each other Partner as soon as possible after the close of each Fiscal Year (and, in any event, no later than one hundred thirty-five (135) days after the end of each Fiscal Year), a schedule setting forth such Partner's distributive share of the Partnership's income, gain, loss, deduction and credit as determined for federal income tax purposes and any other information relating to the Partnership that is reasonably required by such Partner to prepare its own federal, state, local and other tax returns. At any time after such schedule and information have been provided, upon at least two (2) Business Days' notice from any other Partner, the Tax Matters Partner shall also provide each Partner with a reasonable opportunity during ordinary business hours to review and make copies of all work papers related to such schedule and information or to any return prepared under paragraph (b) above. The Tax Matters Partner shall also cause to be provided to each other Partner, at the time that the quarterly financial statements are required to be delivered pursuant to Section 10.2(b)(ii) above, an estimate of each Partner's share of all items of income, gain, loss, deduction and credit of the Partnership for the fiscal quarter just completed and for the Fiscal Year to date for federal income tax purposes.

      10.4  Proprietary Information.
            -----------------------

          Notwithstanding anything to the contrary in this Section 10, an Adverse Partner shall only have access to such information regarding the Partnership as is required by applicable law and shall not have access for such time as the Managing Partner deems reasonable to such information relating to the Partnership's business which the Managing Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential.


                                   SECTION 11
                                  ADVERSE ACT

      11.1  Remedies.
            --------

          (a) If an Adverse Act has occurred or is continuing with respect to any Partner, any non-Adverse Group Partner may elect:

          (i) with respect to any Adverse Act occurring or continuing after the Initial Buildout Period (or, with respect to an Adverse Act committed by any Special Limited Partner, occurring or continuing after the date occurring 180 days following the Initial Buildout Completion Date), except for any Adverse Act resulting from a failure to pay money as required under this Agreement, to cause the Partnership to commence the procedures specified in Section 11.2 for the purchase of the Adverse Partner's Interest; or

          (ii) to seek to enjoin such Adverse Act or to obtain specific performance of the Adverse Partner's obligations or Damages (as defined and subject to the limitations specified below) in respect of such Adverse Act.

          Notwithstanding anything to the contrary contained in this Section 11,
(A) none of the remedies specified above (nor any other provision of this Section 11) shall apply to an Adverse Act specified in clause (v) of the definition of such term in Section 1.10, (B) the remedies specified in clause
(ii) shall not be available to the Group Partners with respect to an Adverse Act specified in clause (vi) of such definition unless the circumstances under which such event arose also constituted a breach by the Adverse Partner of the covenant contained in Section 8.2(a) of this Agreement, (c) the remedy specified in clause (i) above and the right to seek Damages under clause (ii) above may not be pursued and Section 11.1(b) will not apply to an Adverse Act specified in clause (iii) of such definition until such time as there is a Final Determination that the Partner's actions or failure to act constituted an Adverse Act, if the affected Partner timely delivered a Contest Notice, and (D) the remedy specified in clause (i) above and the right to seek Damages under clause (ii) above may not be pursued and Section 11.1(b) will not apply to an Adverse Act specified in clause (vii) of such definition if such Adverse Act occurs with respect to APC during the WirelessCo Majority Period, during which the sole remedy available to the other Group Partners with respect to such Adverse Act shall be APC's forfeiture of its approval rights under Section 5.1.

          The election of a remedy specified in clause (i) or (ii) above may be exercised by notice given to the Adverse Partner (A) in case of an Adverse Act specified in clause (i) of the definition of the term "Adverse Act" in Section 1.10, within ninety (90) days after the occurrence of such Adverse Act or (B) in the case of any other Adverse Act with respect to which such remedy is available, within ninety (90) days after the Group Partner making such election obtains actual knowledge of the occurrence of such Adverse Act, including, if applicable, that any cure period has expired; provided that, if an election
                                              --------
pursuant to clause (ii) above is made to seek an injunction, specific performance or other equitable relief and a final judgment in such action is rendered denying such equitable remedy, then, by notice given within ten (10) days thereafter, the non-Adverse Group Partner may elect to pursue the remedies specified in clause (i) above unless (x) prior to the giving of such notice, the Adverse Partner has cured in full (or caused to be cured in full) the Adverse Act in question and no other Adverse Act with respect to such Adverse Partner has occurred and is continuing or (y) the final judgment denying equitable relief specifically held that there was no Adverse Act.

          The foregoing remedies shall not be deemed to be mutually exclusive, and selection or resort to any thereof shall not preclude selection or resort to the others. The resort to any remedy pursuant to this Section 11.1(a) shall not for any purpose be deemed to be a waiver of any other remedy available hereunder or under applicable law. Except as provided in Section 11.1(b), the failure to elect a remedy within the time periods provided in the preceding paragraph shall be conclusively presumed to be a waiver of the remedies provided in this Section 11 with respect to the subject Adverse Act; and provided further, that if an election is made pursuant to clause (i) above, the amount the Partnership may recover in any action for Damages shall be reduced by an amount equal to any positive difference between the Net Equity of the Adverse Partner's Interest and the applicable Buy-Sell Price.

          Unless resort to such remedy has been waived as set forth in the immediately preceding paragraph, the Partnership shall be entitled to recover from the Adverse Partner in an appropriate proceeding any and all damages, losses and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Damages") suffered or incurred by the Partnership as a result of such Adverse Act; provided that the Partnership shall not have or assert any
                  --------
claim against the Adverse Partner for punitive Damages or for indirect, special or consequential Damages suffered or incurred by the Partnership as a result of an Adverse Act.

          (b) If the Partnership is dissolved pursuant to Section 14.1(a) at any time as a result of a Liquidating Event that occurs prior to a remedy having been elected pursuant to Section 11.1(a) with respect to any Adverse Partner, the time periods for such election shall thereupon expire and the Managing Partner shall deduct from any amounts to be paid to such Adverse Partner that amount which it reasonably estimates to be sufficient to compensate the non-Adverse Group Partners for Damages incurred by them as a result of the Adverse Act (subject to the limitations of Section 11.1(a)) and shall pay the same to the non-Adverse Group Partners.

      11.2  Adverse Act Purchase.
            --------------------

          (a) Determination of Net Equity of Adverse Partner's Interest. If any
              ---------------------------------------------------------
Group Partner makes an election pursuant to Section 11.1(a)(i) to commence the purchase procedures set forth in this Section 11.2, the Net Equity of the Adverse Partner's Interest shall be determined in accordance with this Section 11 as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which notice of such election (the "Election Notice") was given to the Adverse Partner, and the Adverse Partner shall be obligated to sell to the Purchasing Partner all but not less than all of the Adverse Partner's Interest in accordance with this Section 11.2 at a purchase price (the "Buy-Sell Price") equal to (A) in the case of any Adverse Act (other than an Adverse Act identified in clause (iv) of the definition of such term or, unless such Adverse Act occurred in connection with any breach by such Partner of its obligations under Section 8.2(a), an Adverse Act identified in clause (vi) of the definition of such term), ninety percent (90%) of the Net Equity thereof as so determined, and (B) in the case of an Adverse Act specified in clause (iv) or, unless such Adverse Act occurred in connection with any breach by such Partner of its obligations under Section 8.2(a), clause (vi) of the definition of such term in
Section 1.10, the Net Equity thereof. Such Election Notice shall designate the First Appraiser as required by Section 11.4 and the Adverse Partner shall appoint the Second Appraiser within ten (10) Business Days of receiving such notice designating the First Appraiser.

          (b) Election to Purchase Interest of Adverse Partner.  For a period
              ------------------------------------------------
ending at 11:59 p.m. (local time at the Partnership's principal office) on the thirtieth (30th) day following the day on which notice of the Adverse Partner's Net Equity is given pursuant to Section 11.3 (the "Election Period"), each non-Adverse Group Partner may elect, by notice to the Adverse Partner (the "Purchase Notice"), to purchase all or any portion of the Interest of the Adverse Partner, which notice shall state the maximum Percentage Interest that such non-Adverse Group Partner (the "Purchasing Partner")
is willing to purchase (each a "Purchase Commitment").   If the aggregate
Purchase Commitments made by the Purchasing Partners are equal to at least one hundred percent (100%) of the Adverse Partner's Interest, then subject to the following sentence, each Purchasing Partner shall be obligated to purchase, and the Adverse Partner shall be obligated to sell to such Purchasing Partner, that portion of the Adverse Partner's Interest that corresponds to the ratio of the Percentage Interest of such Purchasing Partner to the aggregate Percentage Interests of all Purchasing Partners; provided if any Purchasing Partner's
                                      --------
Purchase Commitment was for an amount less than its proportionate share of the Adverse Partner's Interest as so determined, then the portion of the Adverse Partner's Interest not so committed to be purchased shall be allocated to the other Purchasing Partner; and provided further, that such other Purchasing
                              -------- -------
Partner shall not be obligated to purchase in excess of the Percentage Interest set forth in the Purchase Commitment delivered by such other Purchasing Partner. If the other Group Partners do not elect to purchase the entire Interest of the Adverse Partner, the Adverse Partner shall be under no obligation to sell any portion of its Interest to any Partner.

          (c) Terms of Purchase; Closing. Unless the Purchasing Partner and the
              --------------------------
Adverse Partner otherwise agree, the closing of the purchase and sale of the Adverse Partner's Interest and Partner Loans and/or WirelessCo Loans shall occur at the principal office of the Partnership at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the thirtieth (30th) day following the last day of the Election Period (subject to Section 11.5). At the closing, the Purchasing Partner shall pay to the Adverse Partner, by cash or other immediately available funds, the purchase price for the Adverse Partner's Interest and Partner Loans and/or WirelessCo Loans and the Adverse Partner shall deliver to the Purchasing Partner good title, free and clear of any Liens (other than those created by this Agreement and those securing financing obtained by the Partnership) to the Adverse Partner's Interest and Partner Loans and/or WirelessCo Loans thus purchased.

          At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Adverse Partner's Interest and Partner Loans and/or WirelessCo Loans to the Purchasing Partner and the assumption by the Purchasing Partner of the Adverse Partner's obligations with respect to the Adverse Partner's Interest Transferred to such Purchasing Partner. The Partnership and each Partner shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. The cost of determining Net Equity shall be borne one-half by the Adverse Partner and one-half by the Purchasing Partner.

      11.3  Net Equity.
            ----------

          The "Net Equity" of a Partner's Interest, as of any day, shall be the amount that would be distributed to such Partner in liquidation of the Partnership pursuant to Section 14.2(d) if (i) all of the Partnership's business and assets were sold substantially as an entirety for Gross Appraised Value,
(ii) the Partnership paid its known liabilities and established reserves pursuant to Section 14.3 for the payment of reasonably anticipated contingent or unknown liabilities and (iii) the Partnership distributed the remaining proceeds to the Partners in liquidation, all as of such day, provided that in determining
                                                    --------
such Net Equity, no reserve for contingent or unknown liabilities shall be taken into account if such Partner (or its successor in interest) agrees to indemnify the Partnership and all other Partners for that portion of any such reserve as would be treated as having been withheld pursuant to Section 14.3 from the distribution such Partner would have received pursuant to Section 14.2 if no such reserve were established.

          The Net Equity of a Partner's Interest shall be determined, without audit or certification, from the books and records of the Partnership by the Accountants. The Net Equity of a Partner's Interest shall be determined within thirty (30) days of the day upon which the Accountants are apprised in writing of the Gross Appraised Value of the Partnership's business and assets, and the amount of such Net Equity shall be disclosed to the Partnership and each of the Partners by written notice ("Net Equity Notice"). The Net Equity determination of the Accountants shall be final and binding in the absence of a showing of manifest error.

      11.4  Gross Appraised Value.
            ---------------------

          "Gross Appraised Value," as of any day, means the price at which a willing seller would sell, and a willing buyer would buy, the business and assets of the Partnership, free and clear of all Liens, substantially as an entirety and as a going concern in a single arm's-length transaction for cash, without time constraints and without being under any compulsion to buy or sell.

          Each provision of this Agreement that requires a determination of Gross Appraised Value also provides the manner and time for the appointment of two (2) appraisers (the "First Appraiser" and the "Second Appraiser"). If the Second Appraiser is not timely designated, the determination of the Gross Appraised Value shall be made by the First Appraiser. The First Appraiser, or each of the First Appraiser and the Second Appraiser if the Second Appraiser is timely designated, shall submit its determination of the Gross Appraised Value to the Partnership, the Partners and the Accountants within thirty (30) days of the date of its selection (or the selection of the Second Appraiser, as applicable). If there are two (2) Appraisers and their respective determinations of the Gross Appraised Value vary by less than ten percent (10%) of the higher determination, the Gross Appraised Value shall be the average of the two determinations. If such determinations vary by ten percent (10%) or more of the higher determination, the two Appraisers shall promptly designate a third appraiser (the "Third Appraiser"). Neither the Partnership nor any Partner shall provide, and the First Appraiser and Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence such Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of the Gross Appraised Value to the Partnership, the Partners and the Accountants within thirty (30) days of the date of its selection. The Gross Appraised Value shall be equal to the average of the two closest of the three determinations, provided that, if the difference between
                                     --------
the highest and middle determinations is no more than one hundred and five percent (105%) and no less than ninety-five percent (95%) of the difference between the middle and lowest determinations, then the Gross Appraised Value shall be equal to the middle determination.

The determination of the Gross Appraised Value in accordance with the foregoing procedure shall be final and binding on the Partnership and each Partner. If any Appraiser is only able to provide a range in which Gross Appraised Value would exist, the average of the highest and lowest value in such range shall be deemed to be such Appraiser's determination of the Gross Appraised Value of the Partnership's business and assets. Each Appraiser selected pursuant to the provisions of this Section shall be an investment banking firm or other qualified Person with prior experience in appraising businesses comparable to the business of the Partnership and that is not an Interested Person with respect to any Partner.

      11.5  Extension of Time.
            -----------------

          If any Transfer of a Partner's (including any Special Limited Partner only for purposes of Section 12 or 14.7) Interest in accordance with this
Section 11 or Section 12 or 14.7 requires the consent, approval, waiver, or authorization of any Governmental Authority or of the stockholders of a Partner (including any Special Limited Partner only for purposes of Section 12 or 14.7) or any of its Affiliates as a condition to the lawful and valid Transfer of such Partner's Interest to the proposed transferee thereof, then each of the time periods provided in this Section 11 or Section 12 or 14.7, as applicable, for the closing of such Transfer shall be suspended for the period of time during which any such consent, approval, waiver, or authorization is being diligently pursued; provided, however, that in no event shall the suspension of any time
         --------  -------
period pursuant to this Section 11.5 extend for more than three hundred sixty-five (365) days other than in the case of a purchase of an Adverse Partner's Interest. Each Partner (including any Special Limited Partner only for purposes of Section 12 or 14.7) agrees to use its diligent efforts (which shall not, with respect to any Special Limited Partner, be required to include incurring any out-of-pocket expenses unless such expenses are reimbursed by the Partnership) to obtain, or to assist the affected Partner or the Managing Partner in obtaining, any such consent, approval, waiver, or authorization and shall cooperate and use its diligent efforts to respond as promptly as practicable to all inquiries received by it, by the affected Partner or by the Managing Partner from any Governmental Authority for initial or additional information or documentation in connection therewith.


                                   SECTION 12
                           DISPOSITIONS OF INTERESTS

      12.1  Restriction on Dispositions.
            ---------------------------

      Except as otherwise permitted by this Agreement, no Partner shall Dispose of all or any portion of its Interest.

      12.2  Permitted Transfers.
            -------------------

     Subject to the conditions and restrictions set forth in Section 12.3,
(i) a Partner may pledge its Interest as collateral to secure any Debt incurred by such Partner to fund its Additional

Capital Contribution or other financing obligations under this Agreement and may Transfer its Interest in the event of any foreclosure relating to such pledge,
(ii) WirelessCo may distribute all or any portion of its Interest in a pro rata distribution to its partners, and (iii) a Partner may at any time Transfer all or any portion of its Interest (A) to any Controlled Affiliate of such Partner,
(B) to the administrator or trustee of such Partner to whom such Interest is transferred in an Involuntary Bankruptcy, (C) pursuant to and in compliance with Sections 11.2, 12.4 and 14.7, (D) to any other Partner, or (E) with the prior written consent of the other Group Partners (each a "Permitted Transfer").

          After any Permitted Transfer, the transferred Interest shall continue to be subject to all the provisions of this Agreement, including the provisions of this Section 12 with respect to the Disposition of Interests. Except in the case of a Transfer of a Partner's entire Interest made in compliance herewith, no Partner shall withdraw from the Partnership, except with the prior written consent of all Partners. The withdrawal of a Partner, whether or not permitted, shall not relieve the withdrawing Partner of its obligations under Section 5.5 or 6.5 and shall not relieve such Partner or any of its Affiliates of its obligations under, or result in a termination of or otherwise affect, any agreement between the Partnership and such Partner or Affiliate then in effect, except to the extent provided therein.

      12.3  Conditions to Permitted Transfers.
            ---------------------------------

      A Transfer shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

          (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer. In the case of a Transfer of Interests involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Partnership of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer (including reasonable attorneys' fees and expenses).

          (b) Except in the case of a Transfer involuntarily by operation of law, the transferee of an Interest (other than, with respect to clauses (i) and (ii) below, a transferee that was a Partner prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Managing Partner (and, in the case of clause (iii) below, the transferor Partner), (i) make representations and warranties to each nontransferring Partner equivalent to those set forth in Section 9.1, (ii) accept and adopt the terms and provisions of this Agreement, including this Section 12, and (iii) assume the obligations of the transferor Partner under this Agreement with respect to the transferred Interest. The transferor Partner shall be released from all such assumed obligations except (i) as otherwise provided in Section 6, (ii) those obligations or liabilities of the transferor Partner arising out of a breach of this Agreement or pursuant to Section 5.5, (iii) in the case of a Transfer to any Person other than a Partner or any of its Controlled Affiliates, those obligations or liabilities of the transferor Partner based on events occurring, arising or maturing prior to the date of Transfer, and (iv) in the case of a Transfer to any of its Controlled Affiliates, any Additional Capital Contribution or other financing obligation of the transferor Partner under this Agreement.

          (c) Except in the case of a Transfer involuntarily by operation of law, the transferor and its Affiliates will be obligated to sell to the transferee, and the transferee will be obligated to buy from the transferor and its Affiliates, all Partner Loans and WirelessCo Loans of the Partnership held directly or indirectly by the transferor or an Affiliate thereof. If the transferee is a Partner or a Controlled Affiliate thereof, the terms of such purchase will be as provided in Section 2.7.

          (d) Except in the case of a Transfer involuntarily by operation of law, if required by the Managing Partner the transferee shall deliver to the Partnership an opinion, satisfactory in form and substance to the Managing Partner, of counsel reasonably satisfactory to the Managing Partner to the effect that the Transfer of the Partnership Interest is in compliance with applicable state and Federal securities laws.

          (e) Except in the case of a Transfer involuntarily by operation of law, if required by the Managing Partner, the transferee (other than a transferee that was a Partner prior to the Transfer) shall deliver to the Partnership evidence of the authority of such Person to become a Partner and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Managing Partner reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or Governmental Authority.

          (f) Unless otherwise approved by the Managing Partner, no Transfer of an Interest shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Managing Partner and the transferor Partner, result in the termination of the Partnership within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Partnership. If the immediate Transfer of such Interest would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Partner shall be entitled (or required, as the case may be) (i) immediately to Transfer only that portion of its Interest as may, in the opinion of counsel to the Partnership, be transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Interest, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Interest shall be allocated between the immediate Transfer and the deferred

Transfer or Transfers pro rata on the basis of the percentage of the aggregate Interest being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Partner to another Partner, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Partner and the transferee Partner(s). In determining whether a particular proposed Transfer will result in a termination of the Partnership, counsel to the Partnership shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers.

          (g) The transferor or transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interest transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Interest until it has received such information.

          (h) Except in the case of a Transfer involuntarily by operation of law, if the transferor is a General Partner, the transferor and transferee shall provide the Partnership with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the other Partners, to the effect that such Transfer will not cause the Partnership to become taxable as a corporation for federal income tax purposes.

          (i) Except in the case of a Transfer involuntarily by operation of law, the Partnership shall have received FCC Approval, if required, with respect to such Transfer.

          Upon completion of any Permitted Transfer and compliance with the provisions of this Section 12.3, the transferee of the Interest (if not already a Partner) shall be admitted as a Partner without any further action.

      12.4  Right of First Refusal.
            ----------------------

      Following the fifth anniversary of the date of this Agreement, a Partner may Transfer all or any portion of its Interest (the "Offered Interest") if (i) such Partner (the "Seller") first offers to sell the Offered Interest to the other Group Partners pursuant to the terms of this Section 12.4, and (ii) the Transfer of the Offered Interest to the Purchaser (as defined below) would not cause an Adverse Act under clause (vi) of the definition thereof.

          (a) Limitation on Transfers.  No Transfer may be made under this
              -----------------------
Section 12.4 unless the Seller has received a bona fide written offer (the "Purchase Offer") from a Person

(including another Partner) who is not a Controlled Affiliate of such Partner (the "Purchaser") to purchase the Offered Interest for a purchase price (the "Offer Price") denominated and payable in United States dollars at closing, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the Business Day following the end of the Offer Period, as hereinafter defined.

          (b) Offer Notice.  Prior to accepting the Purchase Offer, the Seller
              ------------
shall give to the Partnership and the other Group Partners (other than any Partner that is an Adverse Partner) written notice (the "Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "Firm Offer") to sell the Offered Interest to the other Group Partners (excluding any Partner that is an Adverse Partner, the "Offerees") for the Offer Price, payable according to the same terms (without regard to any FCC filing or approval requirements or delays associated therewith) as (or on more favorable terms than) those contained in the Purchase Offer, provided that the Firm Offer shall
                                             --------
be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing. If the Person making the Purchase Offer is not an entity that is subject to the periodic reporting requirements of Section 12 or Section 15(d) of the Securities Exchange Act of 1934, the Seller shall also provide any information concerning the ownership of the Person making the Purchase Offer that may be reasonably requested by any Offeree, to the extent such information is available to the Seller.

          (c) Offer Period.  The Firm Offer shall be irrevocable for a period
              ------------
(the "Offer Period") ending at 11:59 P.M., local time at the Partnership's principal place of business, on the sixtieth (60th) day following the day of the Offer Notice.

          (d) Acceptance of Firm Offer.  At any time during the Offer Period,
              ------------------------
any Offeree may accept the Firm Offer as to all or any portion of the Offered Interest, by giving written notice of such acceptance to the Seller and each other Offeree, which notice shall indicate the maximum Percentage Interest that
such Offeree is willing to purchase (a "purchase commitment").   If the
aggregate purchase commitments made by Offerees accepting the Firm Offer ("Accepting Offerees") are equal to at least one hundred percent (100%) of the Offered Interest, then, subject to the following sentence, each Accepting Offeree shall be obligated to purchase, and the Seller shall be obligated to sell to such Accepting Offeree that portion of the Offered Interest that corresponds to the ratio of the Percentage Interest of such Accepting Offeree to the aggregate Percentage Interests of all Accepting Offerees; provided if any
                                                              --------
Accepting Offeree's purchase commitment was for an amount less than its proportionate share of the Offered Interest as so determined, then the portion of the Offered Interest not so committed to be purchased shall be allocated to the other Accepting Offeree; and provided further, that such other Accepting
                                 -------- -------
Offeree shall not be obligated to purchase in excess of the Percentage Interest set forth in the purchase commitment delivered by such other Accepting Offeree. If Offerees do not accept the Firm Offer as to all of the Offered Interest during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

          (e) Closing of Purchase Pursuant to Firm Offer.  If all of the Offered
              ------------------------------------------
Interest has been subscribed for in accordance with the terms of Section 12.4(d), the Seller shall give notice to such effect (the "Sale Notice") to all Offerees within five (5) days after the end of the Offer Period. Unless the Accepting Offerees and the Seller otherwise agree, the closing of any purchase pursuant to this Section 12.4 shall be held at the principal office of the Seller at 10:00 a.m. (local time at the place of closing) on the first Business Day on or after the thirtieth (30th) day following the date on which the Sale Notice is given (subject to the provisions of Section 11.5). At the closing, each Accepting Offeree shall pay to the Seller, by cash or other immediately available funds, that portion of the purchase price for the Offered Interest, and the Seller shall deliver to each Accepting Offeree good title, free and clear of any Liens (other than those created by this Agreement and those securing financing obtained by the Partnership), to the portion of the Offered Interest thus purchased. Each Accepting Offeree shall be liable to the Seller only for its individual portion of the purchase price for the Offered Interest.

          At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Offered Interest to the Accepting Offerees and the assumption by each Accepting Offeree of the Seller's obligations with respect to the portion of the Seller's Interest Transferred to such Accepting Offeree. Each Partner and the Partnership shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees.

          (f) Sale Pursuant to Purchase Offer If Firm Offer Rejected.  If the
              ------------------------------------------------------
Firm Offer is not accepted in the manner hereinabove provided, or the Accepting Offerees fail to close the purchase on the closing date, then in either such event, but subject to the last sentence of this Section 12.4(f) and to Section 12.3, the Seller shall be free for the period described below (the "Free to Sell Period") to sell the Offered Interest to the Purchaser upon terms and conditions that are the same as, or more favorable to the Seller than, those contained in the Purchase Offer (including at the same or greater price). The Free to Sell Period shall be the applicable of (i) if the Firm Offer is not accepted, sixty
(60) days after the last day of the Offer Period or (ii) sixty (60) days (subject to the provisions of Section 11.5) after the scheduled closing date, provided that if the last sentence of this Section 12.4(f) becomes applicable,
- - --------
then such sixty (60) day period shall be measured from the fifth Business Day after the previously scheduled closing date or, if applicable, from the subsequently scheduled closing date contemplated by such sentence (assuming the required purchase elections are made). If the Offered Interest is not so sold within the Free to Sell Period, the Seller's right to transfer its Interest shall again be subject to the restrictions of this Section 12.4.
Notwithstanding the foregoing, if more than one Offeree elected to purchase the Offered Interest and at least one Accepting Offeree tendered its proportionate share of the purchase price therefor at the closing but any other Accepting Offeree failed to make such tender, then any tendering Accepting Offeree may elect, by notice given to the Seller within five (5) Business Days thereafter, to purchase the portion of the Offered Interest for which payment was not tendered (provided that, after giving effect to such election, the entire
          --------
Offered Interest is being purchased) and shall be provided an additional fifteen
(15) days from the previously scheduled closing date in which to tender payment therefor.

          (g) Restrictions on Notice.  No notice initiating the procedures
              ----------------------
contemplated by this Section 12.4 may be given by any Partner while any notice, purchase or Transfer is pending under Section 11 or this Section 12.4 or after a Liquidating Event (including an event that would constitute a Liquidating Event but for the application of Section 14.1(b)) has occurred. No Partner may accept a Purchase Offer during any period that, as provided above, such Partner may not give the notice initiating the procedures contemplated by this Section 12.4 or thereafter until it has given such notice and otherwise complied with the provisions of this Section 12.4.

      12.5  Tagalong Right of Certain Partners.
            ----------------------------------

          (a) In the event that (i) WirelessCo proposes to Transfer all or any part of its Interest (as part of a single transaction or a series of related transactions) to any Person (other than pursuant to a Permitted Transfer) after the fifth anniversary of the date of this Agreement (a "Tagalong Transaction") and (ii) if the Firm Offer relating to such Transfer is not accepted in the manner provided in Section 12.4, the Tagalong Transaction shall not be permitted hereunder unless the proposed transferee (a "Tagalong Purchaser") offers to purchase the Tagalong Interest of APC and the Post at the same price per each one percent (1.0%) Percentage Interest and on the same terms and conditions as the Tagalong Purchaser has offered to WirelessCo. Prior to effecting any Tagalong Transaction, WirelessCo shall deliver to APC and the Post a binding, irrevocable offer (the "Tagalong Offer") by the Tagalong Purchaser to purchase the respective Tagalong Interests of APC and the Post at the same price per each one percent (1.0%) Percentage Interest and on the same terms and conditions as the Tagalong Purchaser has offered to WirelessCo, except to the extent that FCC Approval may be required with respect to one, but not all, of such purchases. The Tagalong Offer shall be irrevocable for a period (the "Tagalong Period") ending at 11:59 p.m., local time at the Partnership's principal place of business, on the fifth Business Day following the date the Tagalong Offer is delivered to APC and the Post. At any time during the Tagalong Period, APC and the Post, or either of them, may accept the Tagalong Offer by giving written notice of such acceptance to the Tagalong Purchaser. The Tagalong Purchaser's purchase of the Tagalong Interest of APC and/or the Post shall occur within sixty (60) days following the expiration of the Tagalong Period or within five
(5) Business Days after receipt of FCC Approval, if required, whichever is later. At the closing of a Tagalong Transaction, the Tagalong Purchaser shall pay to APC and/or the Post the purchase price for the Tagalong Interest being sold by such Partner, and APC and the Post shall deliver to the Tagalong Purchaser good title to their respective Tagalong Interests, free and clear of any Liens. At any such closing, APC and/or the Post shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate such Tagalong Transaction, including the Transfer of their respective Tagalong Interests to the Tagalong Purchaser and the assumption by the Tagalong Purchaser of the obligations with respect to the Tagalong Interests. Each Partner and the Partnership shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. As used in this Section 12.5(a), "Tagalong Interest" means that portion of APC's or the Post's Percentage Interest based upon the ratio, expressed as a percentage, that the Percentage Interest WirelessCo proposes to Transfer pursuant to the Tagalong Transaction bears to WirelessCo's aggregate Percentage Interest on the date that the Tagalong Offer is delivered to APC.

          (b) No Adverse Partner may accept a Tagalong Offer during any period that an election may be made to pursue the remedy specified in Section 11.1(a) against such Adverse Partner and, if an election pursuant to clause (i) thereof to purchase the Adverse Partner's Interest is made, pending the closing of the purchase thereof, unless, in any such case, such Adverse Partner agrees that the purchase price for its Interest under this Section 12.5 will not be greater than the price at which such Interest could then be purchased under Section 11.

      12.6  Prohibited Dispositions.
            -----------------------

          Any purported Disposition of all or any part of an Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Partnership is required to recognize a
          --------
Disposition that is not a Permitted Transfer (or if the Managing Partner, acting in accordance with Section 8.2(b), elects to recognize a Disposition that is not a Permitted Transfer), the Interest Disposed of shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Partnership.

      12.7  Representations Regarding Transfers.
            -----------------------------------

          Each Partner hereby represents and warrants to the Partnership and each other Partner that such Partner's acquisition of Interests hereunder is made as principal for such Partner's own account and not for resale or distribution of such Interests.

      12.8  Distributions and Allocations in Respect of Transferred Interests.
            -----------------------------------------------------------------

          If any Interest is Transferred during any Fiscal Year in compliance with the provisions of this Section 12, Profits, Losses, each item thereof, and all other items attributable to the Transferred Interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Managing Partner. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Partnership is given notice of a Transfer at least ten
- - --------
(10) Business Days prior to the Transfer, the Partnership shall recognize such Transfer as of the date of such Transfer, and provided further, that if the
                                              -------- -------
Partnership does not receive a notice stating the date such Interest was transferred and such other information as the Managing Partner may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, was the owner of the Interest on the last day of such Fiscal Year. Neither the Partnership nor the Managing Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 12.8, whether or not the Managing Partner or the Partnership has knowledge of any Transfer of ownership of any Interest.


                                   SECTION 13
                            CONVERSION OF INTERESTS

      13.1  Conversion of WirelessCo Interest.
            ---------------------------------

          Effective as of the first day of the WirelessCo Majority Period, subject to FCC Approval, if required, WirelessCo's Interest shall be converted to both a General Partner Interest and a Limited Partner Interest and shall thereafter be deemed held by WirelessCo ninety-nine percent (99.0%) as a General Partner and one percent (1.0%) as a Limited Partner, all as provided in Section 2.1.

      13.2  Termination of Status as General Partner.
            ----------------------------------------


          (a) Subject to FCC Approval, if required, a General Partner shall cease to be a General Partner upon the first to occur of (i) the Transfer of such Partner's entire Interest as a Partner in a Permitted Transfer (in which event the transferee of such Interest shall be admitted as a successor General Partner and a Limited Partner upon compliance with Section 12.3), (ii) the prior written consent of all Group Partners to approve a request by such General Partner to withdraw, (iii) any Adverse Act occurs or is continuing with respect to such Partner after the Initial Buildout Completion Date, or (iv) such Partner's Percentage Interest falling below twenty percent (20%). In the event a Person ceases to be a General Partner pursuant to clauses (ii) or (iv) above, the Interest of such Person as a General Partner shall automatically and without any further action by the Partners be converted into an Interest solely as a Limited Partner, and such Partner shall thereafter be an Exclusive Limited Partner. In the event a Person ceases to be a General Partner pursuant to clause (iii) above, the Interest of such Person as a General Partner shall automatically and without any further action by the Partners be converted into an Interest solely as a Limited Partner, and such Partner shall thereafter be an Exclusive Limited Partner and an Adverse Partner.

          (b) The Partners intend that the Partnership not dissolve as a result of the cessation of any Person's status as a General Partner; provided, however,
                                                              --------  -------
that if it is determined by a court of competent jurisdiction that the Partnership has dissolved, the provisions of Section 14.1 shall govern.

      13.3  Restoration of Status General Partner.
            -------------------------------------

          An Adverse Partner whose rights to serve as Managing Partner and to exercise its approval rights under Section 5.1 have been restored as provided in
Section 5.1(e) shall, subject to

FCC Approval, if required, be restored to the status of a General Partner and its Interest shall thereafter be deemed held in part as a General Partner and in part as a Limited Partner as provided in Section 2.1.


                                   SECTION 14
                           DISSOLUTION AND WINDING UP

      14.1  Liquidating Events.
            ------------------

          (a) In General.  Subject to Section 14.1(b), the Partnership shall
              ----------
dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

          (i) The sale of all or substantially all of the Property;

          (ii) The written consent of all Partners to dissolve, wind up, and liquidate the Partnership in accordance with Section 5; and

          (iii) The withdrawal of a General Partner, the assignment by a General Partner of its entire Interest or any other event that causes a General Partner to cease to be a general partner under the Act, provided, that any such
                                                        --------
event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 14.1.

The Partners hereby agree that, notwithstanding any provision of the Act or the Delaware Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 14.1(a)(iii) the Partnership shall not be dissolved or required to be wound up if (x) at the time of such event there is at least one remaining General Partner and that General Partner carries on the business of the Partnership (any such remaining General Partner being hereby authorized to carry on the business of the Partnership), or (y) within ninety (90) days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners.

          (b) Special Rules.  The events described in Sections 14.1(a)(ii) or
              -------------
14.1(a)(iii) shall not constitute Liquidating Events until such time as the Partnership is otherwise required to dissolve, and commence winding up and liquidating, in accordance with Section 14.7.

      14.2  Winding Up.
            ----------

          Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and neither the Managing Partner nor any Partner shall take any action that is inconsistent with, or not appropriate for, the winding up of the Partnership's business and affairs. To the extent not inconsistent with the foregoing, this Agreement shall continue in full force and effect until such time as the Partnership's Property has been distributed pursuant to this Section 14.2 and the Certificate has been cancelled in accordance with the Act. The Managing Partner shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and Property, shall cause the Partnership's Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

          (a) First, to the payment of all of the Partnership's debts and liabilities (other than WirelessCo Loans and Partner Loans) to creditors other than the Partners and to the payment of the expenses of liquidation;

          (b) Second, to the payment of all WirelessCo Loans in the following order and priority:

                   (i) first, to the payment of all accrued and unpaid interest on WirelessCo Loans; and

                   (ii) second, to the payment of the unpaid principal amount of all WirelessCo Loans;

          (c) Third, to the payment of all Partner Loans and all of the Partnership's debts and liabilities to the Partners in the following order and priority:

                   (i) first, to the payment of all debts and liabilities owed to any Partner other than in respect of Partner Loans;

                   (ii) second, to the payment of all accrued and unpaid interest on Partner Loans, such interest to be paid to each Partner and its Affiliates (considered as a group) pro rata in proportion to the interest owed to each such group; and

                   (iii) third, to the payment of the unpaid principal amount of all Partner Loans, such principal to be paid to each Partner and its Affiliates (considered as a group) pro rata in proportion to the outstanding principal owed to each such group; and

          (d) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods; provided, however, that it is the intent of the
                             --------  -------
Partners that the distributions made pursuant to this Section 14.2(d) result in each Partner's receiving the same amount of distributions such Partner would have received had the amounts distributable under this Section 14.2(d) been distributed as follows:

                    (i) First, to WirelessCo and APC in proportion to, and to the extent of, the excess, if any, of (A) the cumulative Preferred Return with respect to WirelessCo and APC, as the case may be, computed as of the date of such distribution minus (B) all prior distributions to WirelessCo and APC, as the case may be, pursuant to Section 4.1(a);

                    (ii) Second, to WirelessCo and APC in proportion to, and to the extent of, WirelessCo's Preferred Capital and APC Preferred Capital, as the case may be, computed as of the date of such distribution;

                    (iii) Third, to the Partners in proportion to, and to the extent of, their respective amounts of Unreturned Capital computed as of the date of such distribution; and

                    (iv) The balance, if any, to the Partners in proportion to their respective Percentage Interests as of the date of such distribution.

          In the discretion of the Managing Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this
Section 14.2 may be:

                    (i) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Managing Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 14.2; or

                    (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that
                                                                --------
such withheld amounts shall be distributed to the Partners as soon as practicable.

Each Partner and each of its Affiliates (as to Partner Loans only) agrees that by accepting the provisions of this Section 14.2 setting forth the priority of the distribution of the assets of the Partnership to be made upon its liquidation, such Partner or Affiliate expressly waives any right which it, as a creditor of the Partnership, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Partnership in connection with
       ---- -----
a distribution of assets of the Partnership in satisfaction of any liability of the Partnership, and hereby subordinates to said creditors any such right.

      14.3  Compliance With Certain Requirements of Regulations; Deficit
            ------------------------------------------------------------
            Capital Accounts.
            ----------------

          In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made
                                      -
pursuant to this Section 14 to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if any
                                                         -  -
Partner's Capital Account has any deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Partner (other than any Special Limited Partner) shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3); provided, however, that the
                                      -  -   --------  -------
obligation of a Partner who at any time was a General Partner and subsequently became an Exclusive Limited Partner to contribute capital pursuant to this sentence shall be limited to the amount of the deficit balance, if any, that existed in such Exclusive Limited Partner's Capital Account at the time it became an Exclusive Limited Partner (taking into account for this purpose any revaluation of Partnership assets pursuant to subparagraph (ii)(D) of the definition of Gross Asset Value made as a result of such Partner's becoming an Exclusive Limited Partner).

      14.4  Deemed Distribution and Recontribution.
            --------------------------------------

          Notwithstanding any other provision of this Section 14, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g)
                                                                              -
of the Regulations but no Liquidating Event has occurred, the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have distributed the Property in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts and, if any Partner's Capital Account has a deficit balance that such Partner would be required to restore pursuant to Section 14.3 (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). Immediately thereafter, the
                                      -  -
Partners shall be deemed to have recontributed the Property in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

      14.5  Rights of Partners.
            ------------------

          Except as otherwise provided in this Agreement, (a) each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership, and
(b) no Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations. If, after the Partnership ceases to exist as a legal entity, a Partner is required to make a payment to any Person on account of any activity carried on by the Partnership, such paying Partner shall be entitled to reimbursement from each other Partner consistent with the manner in which the economic detriment of such payment would have been borne had the amount been paid by the Partnership immediately prior to its cessation.

      14.6  Notice of Dissolution.
            ---------------------

          In the event a Liquidating Event occurs or an event described in
Section 14.1(a)(iii) occurs that would, but for provisions of Section 14.1(b), result in a dissolution of the Partnership, the Managing Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

      14.7  Buy/Sell Arrangements.
            ---------------------

          (a) As soon as practicable after the occurrence of an event described in Section 14.1(a)(ii), or, subject to the proviso contained therein, Section 14.1(a)(iii), the Net Equity of the Interests shall be determined and delivered to each General Partner. Such Net Equity shall be determined in accordance with
Section 11.3.  For purpose of such determination of Net Equity pursuant to this
Section 14.7(a), the Partner that (together with its Controlled Affiliates) holds the largest Percentage Interest shall designate the First Appraiser as required by Section 11.4 and the other Partner shall appoint the Second Appraiser within ten (10) days of receiving notice of the First Appraiser.

          (b) Within thirty (30) days after its receipt of the determination of Net Equity, each Group Partner must submit simultaneously to each other Partner sealed statements (the "Initial Offer") notifying each other Partner in writing either (i) that such Group Partner offers to sell all of its Interest, or (ii) that such Group Partner offers to buy all of the other Partners' Interests. Any Special Limited Partner shall automatically be deemed to have offered to sell its Interest hereunder and shall for all purposes under this Section 14.7 be treated as a Partner that has offered to sell its Interest.

          (c) If the Initial Offers indicate that one Group Partner wishes to buy and the other Partners wish to sell, the Net Equity of the Interests shall thereupon be the price at which the Interests will be sold.

          (d) If the Initial Offers indicate that all Partners wish to sell their Interests, the Partnership shall dissolve, and commence winding up and liquidating in accordance with Section 14.2.

          (e) If the Initial Offers indicate that more than one Group Partner wishes to purchase the other Partners' Interests, then such Group Partners (each Partner, a "Bidding Partner") shall begin the bidding process described below and the highest bidder (determined as the amount bid per each Percentage Interest in the Partnership) shall buy the other Partners' Interests. Each of the Bidding Partners can make an initial offer to purchase the Interests of the other Partners, which offer cannot be less than the Net Equity of the Interests to be purchased and shall be made within fifteen (15) days of receipt of the last of the Initial Offers. If no Bidding Partner makes an initial offer within such fifteen (15) day period, the Partnership shall dissolve, and commence winding up and liquidating in accordance with Section 14.2. If only one Bidding Partner makes an initial offer, such offer shall thereupon be the price at which the other Partners' Interests shall be sold to such Bidding Partner. If more than one Bidding Partner makes an initial offer, each such Bidding Partner must respond within fifteen (15) days of receiving such initial offer either by accepting the highest of such initial offers or delivering a counteroffer to purchase the Interests of the other Partners. A counteroffer must be at least one percent (1%) higher than the prior offer of which the Bidding Partner has received notice. The bidding process shall continue until all Bidding Partners have either responded by accepting the highest immediate prior offer or failed to make a timely response, in which case the highest immediate prior offer shall be deemed accepted. For purposes of this Section 14.7, all offers, acceptances and counteroffers must be in writing, in a form which is firm and binding and delivered to the Chief Executive Officer (who shall promptly notify each other Partner of the amount of such bid); all offers must be responded to within fifteen (15) days of receipt of notice of a prior offer. If no response to an offer or counteroffer is received within such fifteen (15) day period, the highest immediate prior offer shall be deemed to be accepted.

          (f) The purchase and sale of each selling Partner's Interest and Partner Loans and/or WirelessCo Loans shall be subject to FCC Approval, if required, and the closing of such purchase and sale shall occur at the principal office of the Partnership at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the thirtieth (30th) day following the date of the final determination of the purchase price pursuant to
Section 14.7(e) (subject to the provisions of Section 11.5). At the closing, the purchasing Partner shall pay to each selling Partner, by cash or other immediately available funds, the purchase price for such selling Partner's Interest and Partner Loans and/or WirelessCo Loans, and the selling Partner shall deliver to the purchasing Partner good title, free and clear of any Liens (other than those created by this Agreement and those securing financing obtained by the Partnership), to the selling Partner's Interest and Partner Loans and/or WirelessCo Loans thus purchased.

          At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Interest and Partner Loans and/or WirelessCo Loans of the selling Partner to the purchasing Partner and the assumption by each purchasing Partner of the selling Partner's obligations with respect to the selling Partner's Interest Transferred to the purchasing Partner. Each Partner shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. The costs of determining Net Equity shall be borne by the Partners (pro rata based on their respective Percentage Interests as of the occurrence of the Liquidating Event).

                                   SECTION 15
                                 MISCELLANEOUS

      15.1  Notices.
            -------

          Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as follows, or to such other address or number as such Person may from time to time specify by notice to the Partners:

              (a) If to the Partnership, to the address or number set forth on
Schedule 15.1;

              (b) If to a Partner, to the address or number set forth in
Schedule 15.1;

              (c) If to the Managing Partner, to the Partnership and to each Partner.

Any Person may from time to time specify a different address by notice to the Partnership and the Partners. All notices and other communications given to a Person in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

      15.2  Binding Effect.
            --------------

          Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees, and assigns.

      15.3  Construction.
            ------------

          This Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

      15.4  Time.
            ----

          Time is of the essence with respect to this Agreement.

      15.5  Table of Contents; Headings.
            ---------------------------

          The table of contents and section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

      15.6  Severability.
            ------------

          Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Partners, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the Partners, the Partners will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

      15.7  Incorporation by Reference.
            --------------------------

          Unless expressly provided otherwise in this Agreement, no exhibit (other than the Schedules attached hereto) attached to this Agreement and referred to herein shall be incorporated in this Agreement by reference.

      15.8  Further Action.
            --------------

          Each Partner, upon the reasonable request of the Managing Partner, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

      15.9  Governing Law.
            -------------

          The internal laws of the State of Delaware (without regard to principles of conflict of law) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

     15.10  Waiver of Action for Partition; No Bill For Partnership Accounting.
            ------------------------------------------------------------------

          Each Partner irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property; provided that the
                                                              --------
foregoing shall not be construed to apply to any action by a Partner for the enforcement of its rights under this Agreement.

      15.11  Counterpart Execution.
             ---------------------

          This Agreement may be executed in any number of counterparts with the same effect as if all the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

      15.12  Sole and Absolute Discretion.
             ----------------------------

          Except as otherwise provided in this Agreement, all actions which the Managing Partner may take and all determinations which the Managing Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Managing Partner.

      15.13  Specific Performance.
             --------------------

          Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

      15.14  Entire Agreement.
             ----------------

          The provisions of this Agreement set forth the entire agreement and understanding between the Partners as to the subject matter hereof and supersede all prior agreements (including the Original Agreement, as amended and restated and as further amended to the date of this Agreement, and that certain Exclusivity Agreement, dated as of October 24, 1994, by and between APC and the partners of WirelessCo), oral or written, and other communications between the Partners relating to the subject matter hereof.

      15.15  Limitation on Rights of Others.
             ------------------------------

          Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than the Partners any legal or equitable right, remedy or claim under or in respect of this Agreement.

      15.16  Waivers; Remedies.
             -----------------

          The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any Partner in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

      15.17  Jurisdiction; Consent to Service of Process.
             -------------------------------------------

          (a) Each Partner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to the Partnership or this Agreement, or for recognition or enforcement of any judgment, and each Partner hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

          (b) Each Partner hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Partnership or this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern District of New York. Each Partner hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Partner.

          (c) Each Partner irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, provided
                                                                      --------
that such service shall be deemed to have been given only when actually received by such Partner. Nothing in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

      15.18  Waiver of Jury Trial.
             --------------------

          Each Partner waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to the Partnership or this Agreement.



                     [SIGNATURES FOLLOW ON A SEPARATE PAGE]

          IN WITNESS WHEREOF, the parties have entered into this Second Amended and Restated Limited Partnership Agreement as of the day first above set forth.


                                 AMERICAN PERSONAL COMMUNICATIONS, INC.,


                                 By: /s/ Wayne N. Schelle
                                     ___________________________________________

                                 Title: Chairman
                                        ________________________________________



                                 WIRELESSCO, L.P.


                                 By: /s/ Gary D. Forsee
                                     ___________________________________________

                                 Title:  Chief Executive Officer
                                        ________________________________________



                                 THE WASHINGTON POST COMPANY


                                 By:  /s/ Alan Spoon
                                     ___________________________________________

                                 Title:  President
                                        ________________________________________



THIS IS A SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF AMERICAN PCS, L.P.

          The undersigned partners of WirelessCo hereby agree to comply with the provisions of Sections 6.1, 6.2 and 6.3 of this Second Amended and Restated Limited Partnership Agreement, and have executed and delivered this counterpart signature page solely for the purposes of confirming their agreement with such provisions.


SPRINT SPECTRUM, INC.,

By: /s/ Don A. Jensen
    _______________________________________

Title:  Vice President
       ____________________________________



TCI NETWORK, INC.

By:  /s/ Gerald W. Gaines
    _______________________________________

Title: Senior Vice President
      ____________________________________



COMCAST TELEPHONY SERVICES

By:  Comcast Telephony Services, Inc.,
       its General Partner

By:  /s/ Lawrence S. Smith
    _______________________________________

Title: Senior Vice President
      ____________________________________



COX COMMUNICATIONS WIRELESS, INC.

By: /s/ David M. Woodrow
    _______________________________________

Title: Vice President
      ____________________________________

SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF AMERICAN PCS, L.P.

Schedule 1.10(a)
- - ----------------



                    Assets Included in the Existing Business
                    ----------------------------------------

Schedule 5.1(d)(i)
- - ------------------


                   Initial Buildout Period WirelessCo Consent
                   ------------------------------------------


          The following matters with respect to the Partnership require the written consent of WirelessCo during the Initial Buildout Period:

          1. selling, issuing or otherwise disposing of any equity interest in the Partnership or any option, warrant or other debt or equity interest convertible into or evidencing the right to acquire (whether or not for additional consideration) any equity interest in the Partnership, or making or permitting any Partner to make any Capital Contribution not required under this Agreement;

          2. the incurrence of any Debt by the Partnership or any Subsidiary of the Partnership in an aggregate amount which, together with all other Debt of the Partnership and its Subsidiaries, is in excess of $15,000,000;

          3. purchasing or otherwise acquiring any assets in one or a series of related transactions unless such purchase or acquisition is reasonably related to the buildout and operation of the Partnership's PCS system in the Baltimore-Washington MTA;

          4. disposing of, by sale, merger, consolidation, lease or otherwise, in one transaction or in a series of transactions, any assets of the Partnership (including stock or other equity interests) that have an aggregate value in excess of ten percent (10%) of the book value of the consolidated assets of the Partnership as determined in accordance with GAAP, except upon the liquidation and dissolution of the Partnership in accordance with Section 14 of this Agreement;

          5. subjecting to any security interests, liens, claims, options, pledges or other encumbrances of any nature any assets of the Partnership (except for pledges to secure permitted indebtedness);

          6. the merger, consolidation or other business combination by the Partnership or any subsidiary of the Partnership into or with any other entity, or entering into a joint venture, partnership or other like relationship with any other entity, other than any transaction involving only the Partnership and/or one or more wholly owned subsidiaries of the Partnership;

          7. admitting any new Partner to the Partnership (other than a permitted transferee of all or part of an Interest in the Partnership);

          8. entering into any agreement restricting the ability of the Partnership to make distributions to its Partners with respect to their Interests (except for loan agreements relating to permitted indebtedness);

          9. distributing any asset (including cash) with respect to any Interest in the Partnership during the Initial Buildout Period and the Post-Buildout Period;

          10. making any material change in the Partnership's tax or accounting practices, other than as required by changes in tax law or generally accepted accounting practices;

          11.  converting the Partnership to corporate form; or

          12.  redeeming or repurchasing any Interest.

Schedule 5.1(d)(ii)
- - -------------------


          Pre-WirelessCo Majority Period WirelessCo Consent/WirelessCo
          ------------------------------------------------------------
                          Majority Period APC Consent
                          ---------------------------


          The following matters with respect to the Partnership require (i) during the period beginning on the earlier to occur of (A) the first anniversary of the Initial Buildout Completion Date or (B) the beginning of the WirelessCo Majority Period, the written consent of WirelessCo or (ii) during the WirelessCo Majority Period and until such time as APC's Percentage Interest falls below twenty percent (20%), the written consent of APC:

            1.  all matters listed on Schedule 5.1(d)(i);

            2.  approving any Proposed Budget or Proposed Business Plan; or

            3. appointing, but not removing, the Chief Executive Officer of the Partnership.

Schedule 5.8
- - ------------


                         Unanimous Consent of Partners
                         -----------------------------


    The following matters with respect to the Partnership require the prior written consent of all Partners:

          1. entering into any agreement or transaction with an Affiliate of a Partner unless such agreement or transaction is in the ordinary course of business and is on terms that could have been obtained by the Partnership in an arm's-length transaction with a Person that is not an Affiliate;

          2. dissolving or liquidating the Partnership, except as permitted by, and in accordance with, this Agreement;

          3. doing any act that would make it impossible to carry on the business of the Partnership except upon dissolution of the Partnership in accordance with this Agreement;

          4. using any funds or assets of the Partnership other than for the benefit of the Partnership or commingling funds of the Partnership with those of any other Person;

          5. taking any action constituting a voluntary bankruptcy of the Partnership;

          6. making any amendment to this Agreement that adversely affects a Partner's rights and obligations under this Agreement; or

          7. engaging in any business not contemplated under Section 1.3 of this Agreement, provided that any decision described in this Item 7 shall only
                --------
require the prior written consent of all Group Partners.

Schedule 9.2(c)
- - ---------------



                                   Litigation
                                   ----------

Schedule 15.1
- - -------------


                                Notice Addresses
                                ----------------


PARTNER
- - -------


WirelessCo:
- - ----------


        WirelessCo, L.P.
        9221 Ward Parkway
        Kansas City, Missouri  64114
        Attn:  Chief Executive Officer
        ----

with copy to:

        WirelessCo, L.P.
        9221 Ward Parkway
        Kansas City, Missouri  64114
        Attn:  General Counsel
        ----


APC:
- - ---


        American Personal Communications, Inc.
        2212 Old Court Road
        Baltimore, Maryland  21208-3432
        Attn:  Wayne N. Schelle
        ----

with copy to:

        Covington & Burling
        1201 Pennsylvania Avenue, N.W.
        P.O. Box 7566
        Washington, D.C.  20044
        Attn:  Jonathan D. Blake
        ----

  Post:
 -----


        The Washington Post Company
        1150 15th Street, N.W.
        Washington, D.C.  20071
        Attn:  Alan Spoon, President
        ----

with copy to:

        The Washington Post Company
        1150 15th Street, N.W.
        Washington, D.C.  20071
        Attn:  Diana Daniels, General Counsel
        ----

Exhibit 2.7
- - -----------


                              Form of Partner Note
                              --------------------


Principal Amount:
U.S. $__________                                              Date:_____________


FOR VALUE RECEIVED, the undersigned, American PCS, L.P., a partnership organized under the laws of the State of Delaware (hereinafter the "Maker"), does hereby promise to pay to the order of [NAME OF PARTNER OR AFFILIATE], A [CORPORATION/PARTNERSHIP] ORGANIZED UNDER THE LAWS OF THE STATE OF __________ [AND AN AFFILIATE OF [NAME OF PARTNER/PARTNERSHIP], A [CORPORATION/PARTNERSHIP] ORGANIZED UNDER THE LAWS OF THE STATE OF __________] (hereinafter the "Payee"), on __________, 19__, in lawful money of the United States of America, the principal amount of [PRINCIPAL AMOUNT] (U.S. $__________), together with, and without necessity for demand for, interest on the principal amount from time to time outstanding hereunder payable on the last Business Day of __________, __________, __________, and __________ of each year from the above date until paid at the rates hereinafter set forth. Notwithstanding any provision to the contrary, this Note shall become due and payable without necessity for demand upon the Bankruptcy of the Maker.


                                   SECTION 1.
                                  DEFINITIONS

          As used in this Note, the following capitalized terms shall have the respective meanings set forth below:

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Bankruptcy" means, with respect to any Person, a "Voluntary
           ----------
Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or corporate or partnership action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close in the state of New York.

          "Payee" means the initial Payee named herein, its successors and
           -----
assigns, and each subsequent holder or assignee hereof.

          "Person" means any individual, partnership, corporation, trust,
           ------
or other entity.

          "Securities Act" means the United States Securities Act of 1933, and
           --------------
any similar or successor United States Federal statute, as the same shall be in effect at the time.

          "Subsidiary" means each subsidiary of the specified Person (whether
           ----------
now existing or hereafter created or acquired and including partnerships) the financial statements of which are consolidated with the financial statements of such Person in accordance with generally accepted accounting principles.


                                   SECTION 2.
                       PAYMENTS OF PRINCIPAL AND INTEREST

          Section 2.1  Interest.  Interest on the principal amount from
                       --------
time to time outstanding hereunder shall accrue at all times at a rate per annum equal to ___%; provided, however, that upon the occurrence and during the continuance of any default by the Maker in the payment of any amount due under this Note, interest shall accrue and be payable by the Maker on such unpaid amount at a rate per annum equal to ________ percent (__%) above the rate set forth above.

          Section 2.2  Costs.  The Maker promises to pay, in addition to
                       -----
the foregoing principal and interest, all reasonable out-of-pocket costs of collection, including reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law or in judicial proceedings.

          Section 2.3  Payment.  All payments hereunder shall be made
                       -------
in immediately available funds at the Payee's office located at ______________________________ or at such other location as the holder hereof shall designate in writing to the Maker.

          Section 2.4  Prepayment.  The Maker may at its option, and without
                       ----------
any penalty whatsoever, prepay this Note in whole or in part at any time. Payments shall be applied first, to the payment of any sums (other than principal and interest) that may be due and payable under this Note, second, to the payment of all accrued and unpaid interest, and last, to the outstanding and unpaid principal balance.


                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

                                 The Maker represents and warrants to the Payee
as of the date of this Note the following:

          Section 3.1   Organization and Good Standing.  The Maker (a) is
                        ------------------------------
a partnership duly organized, validly existing and in good standing under the laws of Delaware; (b) has all requisite power and has all material government licenses, authorizations, consents and approvals necessary to own its properties and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted makes such qualification necessary, except where the failure to do so shall not effect the validity or enforceability of this Note.

          Section 3.2   Authorization, etc.  The execution, delivery and
                        ------------------
performance of this Note are within the Maker's partnership powers, have been duly authorized by all necessary partnership action, and do not contravene (i) its partnership agreement or (ii) any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting the Maker. This Note constitutes the legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

          Section 3.3    Governmental Authorizations, etc.  No consents,
                         ---------------------------------
approvals or authorizations of, or registrations, filings or declarations with, any governmental or regulatory authority or agency are necessary for the execution and delivery or for the performance by the Maker of this Note or for the validity or enforceability thereof.

          Section 3.4    Private Offering.  Neither the Maker nor
                         ----------------
anyone acting on its behalf has taken any action which would subject the issuance or sale of this Note to Section 5 of the Securities Act.

          Section 3.5    Ranking.  All obligations and liabilities of the
                         -------
Maker under this Note constitute and will constitute, until discharged in full, direct, unsecured and unconditional obligations of the Maker, and rank, and until discharged in full will continue or rank, pari passu without preference or priority among each other, and at least equally and ratably, with all other unsecured and unsubordinated indebtedness of the Maker to the Payee and any other partner of Maker.

          Section 3.6    Solvency.  The Maker is, and after giving effect to
                         --------
the borrowing hereunder will be, individually and together with its Subsidiaries, solvent.


                                   SECTION 4.
                                 MISCELLANEOUS

          Section 4.1    Governing Law.  This Note shall be governed by,
                         -------------
and construed in accordance with, the laws of Delaware (without giving effect to the principles of conflict of laws in such jurisdiction).

          Section 4.2    Waiver.  PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR
                         ------
ARE HEREBY WAIVED BY THE MAKER.

          Section 4.3    Usury.  It is the intention of Maker and Payee to
                         -----
conform strictly to the usury laws in force in the State of Delaware and the United States of America. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall never exceed the maximum amount of interest, or produce a rate in excess of the maximum rate of interest that Payee may charge Maker under applicable law and in regard to which Maker may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Maker or credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law.

____________________, Attention:  _______________; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          Section 4.5   Binding Effect.  This Note shall be binding upon
                        --------------
and inure to the benefit of the Maker and the Payee and their respective successors and assigns, except that the Maker shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Payee.

          Executed and delivered as of the date first above written by the duly authorized officer of the Maker.

                                 American PCS, L.P.


                                 By:___________________________________________
                                    Title:  General Partner


                                 By:___________________________________________
                                    Name:
                                    Title: